UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Current Report (Date of earliest event reported): January 17, 2008.

NANOSENSORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51007	20-0452700
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1475 Veterans Blvd Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 641-2349

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning, “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terms. All such forward-looking statements involve risks and uncertainties, including, but not limited to: statements regarding market development; proposed marketing and sales; regulatory approvals; the effect of competition and demand for our products and services; the need for and availability of additional financing and our access to capital; the future trading of our common stock; franchise, licensing or marketing arrangements with third parties; the effect of existing and contemplated legislation upon us; and the period of time for which the proceeds of the offering described in this Current Report will enable us to fund our operations. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. You should also know that such statements are not guaranties of future performance and are subject to risks, uncertainties and assumptions. These factors include, but are not limited to, those risks described in detail in the section in this Current Report captioned “Risk Factors” and other information set forth herein. In addition to the items described in this Current Report under the heading “Risk Factors,” many important factors may affect our ability to achieve our stated objectives, including, among other things, deterioration of general economic and market conditions, either nationally or in the markets where we conduct our business; inability to find suitable or adequate equity or debt financing when needed on terms commercially reasonable to us; inability to recruit and retain suitable personnel for promotion of our products; inability to identify suitable acquisition candidates or, if identified, an inability to consummate any such acquisitions; interruptions or cancellation of sources of supply or fulfillments or significant increases in the costs of such supplies or fulfillments; changes in the cost or pricing of, or consumer demand for, our industry’s products; an inability to collect our accounts when due and payable or within a reasonable period of time after they become due and payable; and a significant increase in competitive pressures. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. We do not undertake any obligation to update or publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date they are made or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

The industry and market data presented in this Current Report are inherently estimates and are based upon third party data, including information derived from our own internal estimates. While we believe that these data are reasonable, in some cases these data are based on our or others’ estimates and cannot be verified by us.

EXPLANATORY NOTE

NanoSensors, Inc. entered into an Agreement and Plan of Merger, dated as of November 27, 2007 (“Agreement and Plan of Merger”), by and among NanoSensors, Cuchulainn Acquisition Inc. (“Acquisition”), a Panamanian corporation and our wholly-owned subsidiary, and Cuchulainn Holdings, Inc., a Panamanian corporation (“Cuchulainn”). A copy of the Agreement and Plan of Merger was filed as Exhibit 2.1 to our Current Report on Form 8-K filed on November 28, 2007. On January 16, 2008, NanoSensors, Acquisition and Cuchulainn entered into Amendment No. 1 to the Agreement and Plan of Merger (“Amendment No.1”). A copy of Amendment No. 1 is filed as Exhibit 2.1 to this Current Report. The Agreement and Plan of Merger and Amendment No. 1, are collectively referred to the “Merger Agreement.” Pursuant to the Merger Agreement, after all closing conditions were satisfied or waived, Cuchulainn merged with and into Acquisition on January 17, 2008, (the “Closing Date”). This merger is referred to as the “Merger.”

Cuchulainn has licensed technology and other intellectual property in order for it to operate an online-based video console game wagering service (the “Service”). The Service enables gamers to compete against other gamers and to place wagers on the outcomes of their games. The outcome of the game play will be determined predominantly upon the skill of the individual participant. The Service will cater to an international community of gamers that plays video games and places wagers online. Prior to entering into the Agreement and Plan of Merger on November 27, 2007, Cuchulainn raised $620,000 (U.S.) in a private placement to fund initial development costs and to pay the expenses of acquiring Cuchulainn related to the Merger. Prior to commencing operation of the Service, NanoSensors and/or Acquisition (following the Merger) will need to raise additional capital financing.

NanoSensors was previously positioned as a shell company following its announcement on September 12, 2007, that it would terminate current business operations and utilize its corporate assets as a vehicle for the acquisition of an operating business.

As used in this Current Report, the terms “Company,” “NanoSensors,” “we,” “us,” and “our” refer to NanoSensors, Inc. and its wholly-owned subsidiary, Cuchulainn Acquisition Inc. after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “NanoSensors,” also refers to NanoSensors, Inc., the Nevada corporation, before giving effect to the Merger, and the term “Cuchulainn” refers to Cuchulainn Holdings, Inc. together with Cuchulainn Acquisition, Inc., after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions, including without limitation the Merger (collectively, the “Transactions”) consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

Item 1.01. Entry into a Material Definitive Agreement

On November 27, 2007, the Company, Acquisition and Cuchulainn entered into the Agreement and Plan of Merger. On January 16, 2008, the parties entered into Amendment No. 1 as described below in Section 2.01. The Merger was consummated on January 17, 2008 after all closing conditions set forth in the Merger Agreement were satisfied or waived. For a description of the Merger and the material agreements entered into in connection with the Merger, see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this Item by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger

On November 27, 2007, NanoSensors, Acquisition and Cuchulainn entered into the Agreement and Plan of Merger. On January 16, 2008, the parties executed Amendment No. 1. The Merger was consummated on January 17, 2008, after all closing conditions were satisfied or waived. Although no material relationship existed previously between NanoSensors and Cuchulainn following signing of the Agreement and Plan of Merger, on December 12, 2007, Cuchulainn loaned the Company $50,000 (“Bridge Loan”) and in connection therewith, the Company executed a senior promissory note (“Senior Promissory Note”) Upon the closing of the Merger, the Bridge Loan will be forgiven in its entirety. A copy of the Agreement and Plan of Merger was filed as Exhibit 2.1 to our Current Report on Form 8-K filed on November 28, 2007, and is incorporated herein by reference. On January 16, 2008, NanoSensors, Acquisition and Cuchulainn entered into Amendment No. 1 to the Merger Agreement which provided, among other things, that (i) the termination date under the Agreement and Plan of Merger be extended from December 15, 2007 to January 31, 2008; and (ii) the number of shares of NanoSensors common stock, par value $0.001 per share (“NanoSensors Common Stock”) into which each share of NanoSensors Series A Convertible Preferred Stock, par value $0.001 per share (“NanoSensors Preferred Shares”), to be issued in the Merger in exchange for Cuchulainn common stock will be for voting purposes and upon conversion in accordance with the terms of the NanoSensors Preferred Stock, be increased from 168,729.068 to 199,604.068 shares of NanoSensors Common Stock. A copy of Amendment No. 1 is filed as Exhibit 2.1 to this Current Report. A copy of the Senior Promissory Note evidencing the Bridge Loan is filed as Exhibit 4.3 to this Current Report.

Pursuant to the Merger Agreement, on the Closing Date, Cuchulainn merged with and into Acquisition, a wholly owned subsidiary of NanoSensors, with Acquisition as the surviving entity. As a result of the Merger, Acquisition acquired the software license and services agreement (“License Agreement”) between Cuchulainn and Plus 44 Holdings, Inc. (“Plus 44”), other intellectual property and cash owned by Cuchulainn. Pursuant to the License Agreement Plus 44 granted to Cuchulainn rights to use and develop Internet games products and services on a non-exclusive, worldwide, non-sublicensable, non-transferable, non-assignable, revocable basis. We will continue to develop the business of Cuchulainn as described herein. It is contemplated that NanoSensors will change its corporate name, but no determination has been yet made as to the new name.

Pursuant to the Merger Agreement, each outstanding share of Cuchulainn common stock will be exchanged for .000565 NanoSensors Preferred Shares. NanoSensors Preferred Shares are a new series of our preferred stock which will vote on an “as converted” basis together with issued and outstanding shares of NanoSensors Common Stock. Each NanoSensors Preferred Share for voting purposes will be equal to, and will be converted into, 199,604.068 shares of NanoSensors Common Stock. The Agreement and Plan of Merger had originally provided that each NanoSensors Preferred Share would for voting purposes be equal to, and be converted into, 168,729.068 shares of NanoSensors Common Stock. In consideration of the Bridge Loan and as compensation for certain liabilities of NanoSensors paid by Cuchulainn and for certain liabilities which were discovered after the Agreement and Plan of Merger was signed, this voting and conversion number was changed to 199,604.068 shares of NanoSensors Common Stock. The result of this change is that the voting power and percentage of outstanding shares of NanoSensors Common Stock owned by the former holders of the common stock of Cuchulainn upon conversion of their NanoSensors Preferred Shares will be increased from 80.00% to 82.55%.

As of the Closing Date, Cuchulainn had issued and outstanding 17,700,000 shares of its common stock. Following completion of the Merger, the former stockholders of Cuchulainn will own approximately 82.55% of the voting power of NanoSensors and the current stockholders of NanoSensors will own the remainder.

The Merger Agreement also provides that each warrant to purchase Cuchulainn common stock (“Cuchulainn Warrants”) will be exchanged for warrants to purchase NanoSensors Common Stock (“NanoSensors Warrants”) exercisable on substantially the same terms and conditions as the Cuchulainn Warrants. Following the Closing Date, pursuant to the Merger Agreement, the 6,200,000 Cuchulainn Warrants will be exchanged for 3,100,000 NanoSensors Warrants. Each Nanosensors Warrant will be exercisable at a per share price of $0.0088676 to purchase 112.77066 shares of NanoSensors Common Stock, subject to adjustments as set forth in the NanoSensors Warrant. The NanoSensors Warrant however will not be exercisable prior to the Company amending its Articles of Incorporation so as to increase the number of authorized shares of Nanosensors Common Stock or to effect a 100-to-1 reverse stock split of NanoSensors Common Stock (“Reverse Stock Split”) as originally contemplated in the Agreement and Plan of Merger following consummation of the Merger. The Reverse Stock Split is expected to be completed in the first calendar quarter of 2008. At present, the NanoSensors Warrants, when exercisable, will be converted into an aggregate of 349,589,046 shares of NanoSensors Common Stock. Following the Reverse Stock Split, the NanoSensors Warrants will be convertible into an aggregate of 3,495,890 shares of NanoSensors Common Stock and will be exercisable at a per share price of $0.88676 to purchase 1.1277066 shares of NanoSensors Common Stock. The Form of NanoSensors Warrant is attached as Exhibit 4.1 to this Current Report.

The Merger Agreement contains customary representations, warranties and covenants of NanoSensors and Cuchulainn, and, as applicable, Acquisition for like transactions.

The Merger has been accounted for under the purchase method of accounting in accordance with Statement of Financial Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to Management’s Discussion & Analysis (“MD&A”) of the unaudited pro forma condensed consolidated financial statements, is allocated to the tangible and intangible assets of Cuchulainn acquired in connection with the Merger, based on their estimated fair values. Management has made an allocation of estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates. The values and allocations are preliminary and could be subject to significant adjustment upon completion of NanoSensors management’s final valuation analysis including the allocation of consideration to intangible assets other than goodwill. The historical financial statements of NanoSensors before the Merger will not be replaced with the historical financial statements of Cuchulainn because of Cuchulainn’s limited operating history. In all future filings with the Securities and Exchange Commission (the “SEC”) NanoSensors will Current Report its results on a condensed consolidated basis as of the Closing Date.

After the Closing Date, two stockholders and nominees of Cuchulainn, William Levy and Tom Hendren, will join the management team of NanoSensors and also become directors of NanoSensors. Robert A. Baron, currently chairman of the Board of Directors and Interim Chief Executive Officer of NanoSensors, will remain as a director. Robert Coutu, the other current director of NanoSensors, resigned from the Board immediately prior to the closing of the Merger. Josh Moser, the Company’s Interim Chief Financial Officer, Vice President and Chief Operating Officer will also continue to be an executive officer of the Company.

The Merger Agreement also contemplates that subsequent to the closing of the Merger, the Board of Directors will consider and approve, and submit to the stockholders of NanoSensors for their approval (i) the Reverse Stock Split, which will have the effect of decreasing the number of issued and outstanding shares of NanoSensors Common Stock after conversion of the NanoSensors Preferred Shares to 24,178,634 shares and (ii) a reduction in the authorized shares of NanoSensors Common Stock from 950,000,000 to 400,000,000. The number of authorized shares of NanoSensors Preferred Stock will remain at 20,000,000.

The Company expects that the former holders of Cuchulainn Common Stock who now own all of the NanoSensors Preferred Shares constituting 82.55% of the voting power of the Company will execute a consent to approve the Reverse Stock Split and a reduction in the authorized share of NanoSensors Common Stock. If such consent is delivered the Company will file with the SEC and distribute to the stockholders of the Company an information statement describing the proposed action. If the foregoing consent is delivered to the Company no further action by the stockholders of NanoSensors will be required.

The parties have structured the Merger to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of NanoSensors Preferred Shares to holders of Cuchulainn’s common stock in connection with the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration under the Securities Act. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement. NanoSensors has agreed, however, to grant registration rights to the Cuchulainn stockholders with respect to the NanoSensors Common Stock that they will receive upon conversion of the NanoSensors Preferred Shares.

The Bridge Loan

On December 12, 2007, Cuchulainn loaned NanoSensors $50,000 and NanoSensors executed the Senior Promissory Note. Upon the closing of the Merger, the principal amount outstanding and interest due under the Bridge Loan were forgiven, and the Bridge Loan was deemed repaid in full.

Registration Rights

All of the securities issued in connection with the Transactions are “restricted securities,” and as such are subject to all applicable restrictions specified by federal and state securities laws.

Following the Closing Date, the Company will enter into a registration rights agreement with the former Cuchulainn stockholders (“Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company will use its reasonable efforts to file a registration statement (the “Registration Statement”) by October 31, 2008, covering the resale of the NanoSensors Warrants, the NanoSensors Common Stock issuable upon the exercise of such Warrants, and the NanoSensors Common Stock issuable upon the conversion of NanoSensors Preferred Shares subsequent to the Reverse Stock Split. The Company shall use commercially reasonable efforts to cause the Registration Statement to become effective, and once effective, to continue to be effective throughout the registration period. The Registration Rights Agreement does not have a liquidated damages provision if the Company fails to file a Registration Statement by October 31, 2008, or it is unable to cause the Registration Statement to become effective, and once effective, to continue to be effective throughout the registration period. The Company also agrees to not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of the holders of more than 50% of the registrable securities then outstanding, unless such new registration rights, including standoff obligations, are subordinate to the rights of the security-holders hereunder. The form of the Registration Rights Agreement is attached as Exhibit 10.1 to this Current Report.

Pro Forma Ownership

Immediately after giving effect to the Transactions, there were issued and outstanding on an as converted and fully-diluted basis 3,090,273,898 shares of NanoSensors Common Stock, as follows:

☐
The Cuchulainn stockholders held 1,996,040,680 shares of NanoSensors Common Stock (assuming conversion of the NanoSensors Preferred Shares) and NanoSensors Warrants to purchase 349,589,046 shares of NanoSensors Common Stock;

☐	The NanoSensors stockholders (other than the former Cuchulainn holders) held 421,822,670 shares of NanoSensors Common Stock and warrants to purchase 275,671,660 shares of NanoSensors Common Stock;

☐
The 2006 Equity Incentive Plan has authorized 80,000,000 shares of NanoSensors Common Stock for issuance, of which options to purchase 47,149,842 shares of NanoSensors Common Stock have been granted to employees and directors.

Following the Closing date, the former holders of Cuchulainn common stock will own all Nanosensors Preferred Shares representing 82.55% of the voting power of NanoSensors. Such holders intend to execute consents to approve (i) the Reverse Stock Split (including any necessary amendment to our Articles of Incorporation effecting such action), and (ii) following the effective date of the Reverse Stock Split, increasing the number of authorized shares of NanoSensors Common Stock under our 2006 Equity Incentive Plan from 800,000 shares (on a post-Reverse Stock Split basis) to 8,000,025 shares of NanoSensors Common Stock.

Accounting Treatment; Change of Control

Pursuant to the Merger Agreement on the Closing Date, Cuchulainn merged with and into Acquisition, a wholly owned subsidiary of NanoSensors, with Acquisition as the surviving entity. Although Acquisition acquired Cuchulainn as a result of the Merger, the stockholders of Cuchulainn hold a majority of the voting power of the combined enterprise.

This transaction was accounted for using the purchase method. The total estimated purchase price of $2,358,133 includes NanoSensors Preferred Shares valued at $2,045,942 on an as converted basis, and warrants with a value of $262,192.

The financial statements after completion of the Merger will include the assets and liabilities of NanoSensors and its wholly-owned subsidiary Cuchulainn Acquisition, Inc. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the change in management and composition of the board of directors and issuance of the shares of Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger. We continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, following the Merger.

DESCRIPTION OF BUSINESS

NanoSensors’ History

We are a development stage Nevada corporation that was formed on December 23, 2003. Historically, our principal business was the development, manufacture and marketing of nanoscale sensors and instruments, along with the management of intellectual property derived therefrom. We had designed sensors to detect specified levels of targeted specific biological, chemical and explosive (herein referred to as “BCX”) agents in a number of settings, including areas that are a risk in the post 9/11 era. We utilized nano-technology, which operates in the nanoscale (the measurement of matter where a nanometer is one-millionth part of a millimeter) of ten to the minus ninth meters and is sensitive to the presence of nano-scale size molecules of BCX agents using nano-scale surface structures to detect the presence of these molecules at nano concentrations (one part of the agent in one billion parts of air).

We were unsuccessful at advancing our research programs and as a result, effective as of September 12, 2007, our board of directors determined to cease further operations pursuant to our business plan. Thus, after that date until the Closing Date of the Merger, we had no business operations. Since September 12, 2007, all of our scientific staff, consisting of employees and consultants, were terminated, all of our research and development activities were terminated and all of our license and technical consulting agreements were terminated.

In the next section entitled “Overview of New Business” we describe the proposed business of the Company following completion of the Merger. All references below to the “Company” will refer to the Company and Cuchulainn, its subsidiary which will be engaging in the newly acquired business.

Overview of New Business

The Company has acquired, under a non-exclusive license, technology to establish and operate the Service, an online-based video console game wagering service that enables gamers to compete against other gamers and place wagers on the outcomes of their games. The outcome of game play will be determined predominantly upon the skill of the individual participant. The Service caters to an international community of gamers that play video games and place wagers online. Initially, the Microsoft XBOX 360, Sony PS3, and Nintendo Wii are the Company’s main targets for live interactive gaming forums of competitive skilled wagering.

The Company’s Service will match gamers with similar gaming interests and receive a fee for bringing them together and managing their competitions and wagers. Players can choose to compete against one another in online tournaments or in individual games. Players play against each other, not the Company, and therefore, the Company does not share in the risk of the wager. The Company has no control over the outcome of any game and does not have any vested interest in the winner. The Company will never make money from the outcome of a competition; instead it will earn money for setting up and managing the competitions. The Company will take a ten percent (10%) game management fee from the staked amount from each player prior to the start of each game.

In addition to being a service for wagering on the outcome video games, once an appropriate level of liquidity has been reached, the Company intends to host an interactive and creative community where gamers will be given web space to create user profiles. Members will be able to browse the Company community and forums and find game related information, take part in discussions on a wide array of topics, and find potential opponents to place wagers against. The Company will be a hub for gaming competition and culture, enabling a global community of gamers to now have access to a global forum, where they can interact, compete, and place wagers with other gamers. Based on these concepts, the Company’s management believes that it will be able to obtain sufficient funding to carry out its business strategy as described below.

Market Summary

General

Every day, millions of dollars are wagered on poker and other competitive games online; however there is no existing venue where video game players can wager against each other online. With over $45 billion dollars combined running through the online wagering and video game industries, the Company believes that the next generation of gaming will be online competitive gaming.1  The combination of these two mass markets is not only exciting, but is the next step in the evolution of online entertainment.

The Global Video Gaming Market - Industry Highlights

•	The Video Game Market produced over $33 billion in revenue in 2005, which is more than double that of the revenue of the NFL, NBA and MLB combined.
•	The Video Game Market is expected to reach $46 billion by 2010, with an 11.4% growth rate. This sector accounts for the fastest overall growth of all entertainment markets in the United States.
•	117 million Americans actively play video games, of which 62%, or 72,540,000, are over the age of 18.
•	In 2005, 83% of console game buyers were over the age of 18.
•	69% of American heads-of-households play video games.
•	The average video game player is 33 years old and has been playing for 12 years.
•	There are 15 million gamers over the age of 45.
•	The average age of the most frequent game-buyer is 40 years old.

Since Pong first appeared in American homes in the 1970s, video games have occupied a prominent place in American life. Today, video games are no longer considered to be a fad or niche, but rather an institution. The market for gaming software and hardware has been estimated at upwards of $43 billion — more than movie industry profits at the box office.2  theESA.com, comp. "Essential Facts About the Computer and Video Game Industry." 2006 Sales, Demographic, and Usage Data (2006). Entertainment Software Association. 13 Sept. 2006. As video games acquire greater capabilities, they are likely to surpass Hollywood even further as America’s primary source of popular entertainment.

Persons under the age of 18 are not the only ones clamoring after video games these days. The children who grew up on Atari and Nintendo in the 1980s are now adults and continue to be the most avid players and the targeted demographic of video game producers. 117 million Americans routinely play video games and the majority of them, approximately 62 percent, are adults, according to the Entertainment Software Association.2

1 Greenspan, Robyn. "Online Gaming Revenue to Quadruple." E-Commerce Guide (2004). 01 Sept. 2006 <http://www.clickz.com>.
2 theESA.com, comp. "Essential Facts About the Computer and Video Game Industry." 2006 Sales, Demographic, and Usage Data (2006). Entertainment Software Association. 13 Sept. 2006.

At colleges and universities, video games have become a central part of student life. According to a Pew study, video games are the primary source of fun and leisure and have become an automatic part of what students do in their spare time. This demographic makes up over 60 percent of the gaming market.3

The Online Video Gaming Sector -Industry Highlights

•	The online game market (which is part of the Video Game Market) accounted for $3.4 billion in 2005, and is forecasted to grow to over $13 billion by 2011.
•	56%, or 65,520,000 active gamers play video games online at least one hour or more per week.
•	Microsoft reports that more than 60% of XBOX 360 owners are connected to XBOX LIVE.
•	By 2008, 40.2 million gamers will be going online with video game consoles.

In the world today, high speed Internet connections are allowing for a completely new way to socialize and connect with people who share similar interests. The console video gaming industry had reached what some call a “plateau” before Sony and Microsoft allowed gamers to compete in their favorite games over the Internet. Players with high-speed connections can now log on from the comfort of their homes and compete against other gamers online. Online video gaming has seen rapid growth over the past two years, and the trend is expected to continue upward as technological capabilities expand. Recent studies show television ratings have declined during primetime viewing hours, as more and more people are turning to online video gaming as their choice form of entertainment.

Online gaming revenues were $3.5 billion in 2005 and are expected to reach $13 billion by 2011. Currently Sony’s online gaming service has over 28 million subscribers, while Microsoft’s XBOX Live service hosts over 4 million subscribers that pay on average $25 a year to use the online service. Industry experts predict significant growth in the popularity of online video gaming as next generation systems with greater capabilities are introduced to the market later this year (i.e., Playstation3, Nintendo, Wii).

The Global Gambling Market - Industry Highlights

•
The global gambling market generated approximately $258.3 billion of gross gambling revenue in 2005. The online gambling market is estimated to comprise approximately $13 billion, or 5% of that total. [4]

•
Gambling with all its different guises: lotteries, poker, sports betting, casino gaming and skilled wagering, has continued to increase in popularity with consumers all over the world. In a recent study, Global Betting and Gaming Consultants (“GBGC”) reviewed 195 different countries and a total of 274 different jurisdictions and found there to be some form of licensed gaming activity in 254 of them.4 Online gambling has proved to be one of the fastest growing segments of the overall gaming market, having grown at a compound annual growth rate since 1998 of over 50%.[4] Over the next few years it is estimated that the online gaming sector (a portion of the global gambling market) will grow at a compound annual growth rate of over 14%, reaching $25.2 billion by 2010, when it is forecast to represent some 7.7% of the global gaming market. [4]

3 Jones, Steve. "Let the Games Begin: Gaming Technology and Entertainment among College Students," Pew Internet & American Life Project, July 6, 2003, http://www.pewinternet.org/Report_display.asp?r=93.
4 Online Gaming Annual Report. Party Gaming, Inc. 2006. 01 Sept. 2006 <http://www.partygaming.com/annual_ Report_05/files/page/230/annual_ Report_complete.pdf>.

North America is the largest market for global gambling and its residents are estimated to have accounted for approximately 47% of global gross gambling yield in 2005, followed by Europe (28%) and then Asia and the Middle East combined (16%).5

The Online Gaming Sector - Industry Highlights

•	$13 billion was wagered online in 2005 on poker, casino games, sports-betting, and skilled games.
•	The industry is expected to reach $25.2 billion by 2010.

Online gambling is a subset of the global gambling market. The Internet has created a venue/marketplace with no geographical or physical boundaries enabling customers to log on from anywhere in the world with an Internet connection (i.e. wi-fi, satellite). Technologies are currently being perfected that will allow customers to log on from anywhere in the world. As such, online gambling has attracted a large number of loyal users and despite being a young industry, is already a market that is highly competitive. In 2005, it is estimated that there were over 2,300 online gaming websites around the world.5

The online gaming sector can be subdivided into different segments, with the largest individual segment being online sports betting, which in 2005 was estimated to have represented around 36% of total online gross gaming yield, followed by online casinos (25%) and poker (20%).2 There is currently no segment for skilled wagering on video games in the global gambling market.

The Skilled Wagering Sector - Industry Highlights

Skilled gaming is based on many traditional games such as bridge, chess, and checkers that have been popular for decades. In the 1999-2000 period, peer-to-peer cash skill gaming began to emerge in the United States. The business is popular in the United States, and is the region that represents the major commercial market for all skilled gaming. Still in its early stages, skilled gaming is expected to grow in markets such as Europe and Asia as an industry with great growth potential. Skilled based games do not have the social stigma that accompanies online gambling such as poker and casinos. Therefore, skilled gaming has the potential to attract and hold a customer base that is more reliable. It is important to understand that in the US, skilled gaming is legal at a federal level. The federal Unlawful Internet Gambling Enforcement Act of 2006 (“Internet Gambling Act”) does not affect the legality of online skilled gaming. In fact, the law is expected to propel the growth of the skilled gaming industry even further, as individuals look for new ways to wager online.

•	$700 million was wagered on skilled games online in 2005, and is projected to reach over $2 billion by 2010.
•	Skilled games are in full compliance of all U.S. laws.
•	Skilled wagering remains unaffected by the Internet Gambling Act of 2006.

5 Casino City Network. 2006. 02 Sept. 2006 <http://www.casinocity.com>.

Competitive Analysis

The online gaming industry is relatively new and the Company believes it has no direct competitors to its packaged service offering as currently envisioned. However, the Company is aware of several companies which partially overlap its business model, including str8gamers.com, betiwin.com, gorillagamer.com, kill4cash.com and templeofgames.com.

STR8GAMERS.COM - Str8gamers offers an appealing web layout with a wide array of games and consoles to choose from. Currently with over 2,000 users, it is among our top competitors. It offers tournaments, user profiles, and the ability to customize gaming challenges.

BETIWIN.COM - BETiWIN is a web service that provides online wagering capabilities through head-to-head contests and tournaments. It offers four different types of membership packages based on money deposited. A gamer is required to purchase a membership on the web site in order to join this online wagering community.

GORILLAGAMER.COM - GoriilaGamer offers a crisp website and a membership service that allows gamers to compete against one another for cash. Gamers can meet in platform-specific chart rooms and challenge one another and place wagers on their games. It also permits users to create profiles and join their communities. It currently has 117 registered users.

KILL4CASH.COM - Kill4Cash is web site that allows users to wager solely on Socom II. It offers free site registration to enter cash tournaments. Members work as teammates as opposed to various competing sites that allows head-to-head play.

TEMPLEOFGAMES.COM -Temple of Games is an online web site that allows its users to compete for cash prizes after paying a one-time entry fee. It currently offers online competitive gaming for the ps2 and XBOX.

The Company’s management is focusing on the gaming sector because it has several years of management and business experience within this sector. The Company’s management also plans to work with companies outside of this sector from time to time, and may consider any other sector or industry as its primary focus if future evaluations lead us to a sector or industry focus which management believes is in the Company’s best interest.

As an online gaming business, the Company does not own any real property and does not engage in a business that is typically subjected to significant environmental law (federal, state, and local) compliance burdens. It does not anticipate significant costs of compliance or other effects with respect to such environmental laws as does other types of businesses.

The Service provided by the Company is largely the product of management’s knowledge and experience, and that of qualified personnel that will be hired by the Company. It is not anticipated that the Company will expend significant resources on research and development activities with respect to the Service once its operations become more firmly established.

Employees

Immediately after the Closing Date of the Merger, we will have four employees and one consultant. The employees include Tom Hendren, our incoming Interim Chief Executive Officer, William Levy, our incoming President, Joshua Moser, Vice President, Chief Operating Officer and Interim Chief Financial Officer, and Richard Santiago, Director of Marketing & Sales. See “Directors and Executive Officers below.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are, to our knowledge, pending or threatened against us.

Available Information

We are subject to the reporting requirements of the Exchange Act. Reports that we file with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports that we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS

Risks Related to Our Company and Our Business

We Are In The Early Stage Of Development And Have No Operating History And Have Limited Cash Reserves

We have no operating history in our new business. As a result, it is difficult for us to accurately forecast our future operating performance and the performance of our technology in the future and the revenues it will produce. Our prospects must be considered in light of the risks, delays, expenses and difficulties frequently encountered by companies in the early stage of development, especially in software and technology development. Many of these factors are beyond our control, including unanticipated operational research and business development expenses, employment costs, administrative expenses and technology costs. We cannot assure our investors that our proposed business plan will materialize or prove successful, or that we will commence commercial operations. Furthermore, we do not at this time have sufficient cash reserves to execute our business plan and we are dependent on the proceeds of future equity and debt financings for working capital. There can be no assurance that any additional financing will be available to us or that adequate funds for our operations will be available when needed or on terms that are acceptable to us. The inability to secure additional financing would prevent us from initiating commercial operations which would result in the loss of your investment in the Company.

We Do Not Own Our Technology Or Intellectual Property

Through our wholly-owned subsidiary which we recently acquired through the Merger, the Company has licensed technology and other intellectual property in order for it to operate an online-based video console game wagering service. As such, we do not own the technology for which we will rely on offering our Service. Pursuant to the terms of the License Agreement, the Company is required to pay certain royalties throughout the term of such Agreement and certain upfront costs to secure the technology and certain customizations. As part of the royalties payable by the Company for use of the technology, there are substantial minimum revenue guarantees the Company must make on a monthly basis. In addition, after a period of time the License Agreement can be terminated on notice by either party.

We Expect To Continue To Incur Losses For The Near Future

We project that we will continue to incur development and administrative expenses and operate at a loss for the foreseeable future until the Company has had the opportunity to develop. We will need to generate significant revenues to achieve sustained profitability. We cannot be certain whether or when this will occur because of the significant uncertainties with respect to our business.

Our Business May Be Subject To Fluctuations In The Economy And Geopolitical Events

Our business could be affected by general economic conditions and those specific to the gaming industry as a luxury or entertainment market. In addition, our business could be affected by geopolitical events such as war, threat of war or terrorist actions. An economic downturn or geopolitical event could materially and adversely affect our business and financial condition.

If We Lose the Services Of Our Management Team, We Will Not Be Able To Execute Our Business Strategy

Our future success currently depends entirely upon the continued service of each of the members of our management team, and future additions to such team. Each member is critical to the overall management of the Company, as well as the development of our business strategy and our strategic direction. Although we intend in the future to enter into employment agreements with the executive officers, at this stage in our history, the loss or unavailability of any such officers would be expected to seriously impede our ability to execute our business plan.

If We Are Unable To Hire, Retain Or Motivate Qualified Employees And Advisors, We May Not Be Able To Grow Effectively

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on the continued services of our key employees and advisors. The loss of their services could negatively impact our business and our ability to execute our business strategy.

The Company Does Not Intend To Pay Dividends To Its Stockholders.

We do not at this time intend to declare or pay cash dividends to our stockholders.

We Are Subject To Critical Accounting Policies, And We May Interpret Or Implement Required Policies Incorrectly

We will follow generally accepted U.S. accounting principles in preparing our financial statements. As part of this process, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments will be reasonable, and we will make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be materially adverse to our financial position and results of operations in future periods.

Limited Transferability Of Shares; Lack Of Trading Market

Although our shares of NanoSensors Common Stock trade on the OTC Bulletin Board, neither the NanoSensors Preferred Shares issued in the Merger nor the shares of NanoSensors Common Stock into which such Preferred Shares are convertible or the NanoSensors Warrants or the shares of NanoSensors Common Stock into which such Warrants are exercisable have been registered under the Securities Act or the securities or “blue sky” laws of any state. (Collectively, the NanoSensors Preferred Shares, NanoSensors Warrants and the shares of NanoSensors Common Stock into which they are convertible or exercisable,as the case may be, are referred to as the “Shares”). The right of any holder of Shares to sell, transfer, pledge, or otherwise dispose of the Shares will be limited by the Securities Act and state securities laws and the regulations promulgated thereunder. Accordingly, under the Securities Act, the Shares may not be resold unless a registration statement is filed and becomes effective or an exemption from registration is available. Although the Company intends to file a registration statement, there can be no assurance that any registration statement covering such Shares will become effective. Rule 144 promulgated under the Securities Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements of the Securities Act. There can be no assurance that we will fulfill in the future any reporting requirements under the Exchange Act, or disseminate to the public any current financial or other information concerning the Company, as required by Rule 144 as one of the conditions of its availability.

Directors And Officers Have Limited Liability

The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by stockholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances; namely, breach of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derived an improper personal benefit. Our By-laws indemnify the officers and directors to the full extent permitted by Nevada law. Accordingly, except in such certain circumstances, the Company’s directors and officers will not be liable to the Company or its stockholders for breach of such duties. The Company will also indemnify any and all persons whom it shall have the power to indemnify under the laws of Panama for acts or omissions relating to the Company’s business or activities.

We May Depend On Part-Time Management, Advisors Or Employees

Some members of our management (including Tom Hendren, our incoming Interim Chief Executive Officer, and William Levy, our incoming President) are expected to manage our affairs on only a part-time or as-needed basis, and may miss business opportunities that could have otherwise been identified had management been devoting all of its time to our affairs. We have not at the time of this Current Report finalized the negotiation of certain employment agreements with some of our executive officers.

Regulatory Risks Related To Our Company and Our Business

The Company is set to operate in a newly emerging industry that is currently outside the existing laws and regulatory schemes of many jurisdictions. Consequently, some uncertainty exists regarding the regulation of the Company’s activities. This uncertainty presents risk to the Company. In addition, to the extent that any of these regulatory risks may have an impact on the Company’s licensor or payment processors, the licensor or payment processors may be restricted or prohibited from operating in industries which, in turn, may materially and adversely affect the Company’s business, revenues, operating results and financial condition.

Uncertainties In The Application Of Law To Newly Emerging Industries

The Company’s business has global reach and is predominantly Internet-based which raises questions regarding which countries have jurisdiction over its activities. The applicability of the laws of any particular jurisdiction to Internet-based activities varies from country to country and, in many cases, has not yet been determined. The Company is subject to applicable laws of the countries in which it has operating assets or offices. However, uncertainty exists regarding the manner in which laws of other jurisdictions apply to the Company and, in some cases, whether they apply at all. With the enactment of the Internet Gambling Act in the United States on October 13, 2006, and as other laws governing Internet activities and, specifically, as the Company’s activities evolve, there can be no assurance that regulators will not choose to interpret and administer laws in a manner that would restrict the operations of the Company. There is a risk that interest groups, including those representing sectors competitive with the Company’s businesses, will influence the development of regulations under the Internet Gambling Act and other laws governing these new industries in a manner that prioritizes their interests over those of the Company. Increased compliance costs and any complications in or restrictions on, the consumer experience required by new regulations, including negative actions taken by the Company’s payment processors, could make the Company’s services less competitive and may materially and adversely affect the Company’s business, revenues, operating results and financial condition.

Changes to Existing Regulatory Regimes

Changes to existing laws or to the interpretation of existing laws or regulations by courts or enforcement agencies could also pose a risk to the Company. It may take years to determine the extent to which existing laws and regulations relating to issues such as intellectual property ownership and infringement, libel and personal privacy are applicable to the Internet. It is expected that the Company’s operations are expected initially to be concentrated in the United States where Internet games are regulated at the state and federal levels. The Company offers the ability for players to compete in pay-per-play skill games with prizes (also referred to as “skill games”). Most U.S. states do not prohibit offering games of skill with prizes for a fee, but do prohibit offering games of chance with prizes for a fee. The legal test used to make the distinction varies between states. Generally, in the U.S., games of skill are distinguished at law from games of chance by the predominant role of skill in determining the outcome of the game. Whether a particular game involves the requisite amount of skill is ultimately a question of fact for regulators and courts to decide. These determinations of fact can differ from state to state. Should there be any change to the laws or to the interpretation of these laws in any state or changes in federal law, a change in the interpretation of existing federal law or in any states in which the Company offers its services or an interpretation of the Internet Gambling Act restricting the operations of the Company, the Company may no longer be able to offer its services in certain states or may be required to modify its services at a cost to comply with changes in the law or its interpretation. This could reduce the size of the Company’s network, making it less attractive to consumers. There are several U.S. states in which the legality of skill games has neither been affirmed nor rejected by any published court decision or opinion. If a court were to find skill games to be illegal in one of these states, the Company may be found to have violated the law of such state and the Internet Gambling Actand may face penalties, fines, injunctions or other proceedings as a result. These same regulatory risks exist in jurisdictions other than the U.S.

Dependence on Key Payment Processors

The Company’s business is dependent on the services provided by its key payment processors. The regulations to be released pursuant to the Internet Gambling Act, or changes to existing laws or to the interpretation of existing laws by the Company’s payment processors could lead to a decision by them to cease doing business with the Company. The agreements between the Company and its payment processors are terminable at will by the payment processors. The Company believes these agreements are consistent with industry standards. If such terminations were to occur, it may prove difficult for the Company to establish relationships with alternative payment processors and may materially and adversely affect the Company’s business, revenues, operating results and financial condition.

Competition

The barriers to entry in most Internet markets are relatively low. As a result, there is a significant risk of increased competition in such markets. Given that the Company’s business is predominantly Internet-based, there is the risk that competition in its Service will intensify with increased consumer demand, which may materially and adversely affect the Company’s business, revenues, operating results and financial condition. The Company may face significant competition from companies with greater capital resources, who provide more effective, more technologically advanced, and qualitatively better products and services than those provided by the Company or who pursue a more aggressive pricing policy than that of the Company. This includes existing and potential competitors which include major media companies and traditional video game publishers. The Company’s competitors may seek to gain market share or enter the Company’s markets by undercutting the Company’s prices to levels which the Company cannot match without jeopardizing its financial security. It should also be noted also that the Company’s licensor is also a competitor to the Company and given the success of the Company’s business may lead to issues that arise pursuant to its License Agreement and its licensor’s ability to undermine the Company’s business.

Innovation and Intellectual Property

The Company’s success is significantly dependent on its innovation and the development of its intellectual property given that its revenues are principally derived from providing high quality content and turn-key technological solutions based on proprietary intellectual property.

Despite its efforts, there can be no assurance that the Company will be able to keep pace with changing needs and standards. There can be no assurance that the Company will not experience difficulties that delay or prevent the successful development, retention and marketing of new products and enhancements, or that they will be introduced in a timely fashion or will meet consumer expectations and achieve market acceptance or that the Company’s main product, licensed technology and other intellectual property in order for it to operate an online-based video console game wagering service, will work or operate as is expected. The Company’s failure to meet changes in consumer and industry standards will diminish its leadership position, materially reducing its revenues and financial position, adversely affecting its operating results, and eroding its brand value. As is common in new and rapidly evolving industries, demand and market acceptance for newly introduced services and products are subject to a high level of uncertainty. In addition, there is risk that the Company’s expansion into a wider variety of distribution platforms will have a detrimental impact on its brand value and the acceptance of its products in the electronic commerce marketplace, which may materially and adversely affect the Company’s business, revenues, operating results and financial condition.

Despite the Company’s precautions, unauthorized parties (such as employees, consultants or third party software developers) may have, or could in the future, copy or otherwise reverse engineer portions of the Company’s intellectual property or otherwise misappropriate and use information which is proprietary to the Company. Through such unauthorized use, competitors could develop intellectual property with the same or similar functionality or features. The unauthorized use of the Company’s trade secrets could result in the loss of their legal protection.

There are additional limitations to the effectiveness of the Company’s protective measures. Effective copyright and other legal protection may be unavailable or limited in certain foreign countries, and failure by the Company to register its intellectual property rights in certain countries may make enforcement of its rights more difficult. Furthermore, legal proceedings to enforce the Company’s intellectual property rights could be burdensome and expensive and could involve a high degree of uncertainty. If the Company or its licensor cannot successfully enforce its intellectual property rights, this may materially and adversely affect the Company’s business, revenues, operating results and financial condition. See also “Risk Factors - Business Risks — Third Party Patent Litigation”.

Challenges in Managing Rapid Growth

The Company, if business goes according to plan, will experience rapid expansion of its business by way of acquisition and/or organic growth and therefore management will need to devote significant resources to integration and scaling its commercial, technological and administrative infrastructure. Coupled with increased complexity of the business, this may place a significant strain on management and operational resources and increase demands on its internal systems, procedures and controls. The Company’s future operating results will depend on management’s adeptness at developing and managing the Company’s growth, meaning hiring and retaining appropriate personnel, making strategic investments, accurately forecasting revenues and controlling expenses. A decline in the revenue growth rate without a corresponding and timely slowdown in expense growth or any inability to manage or build future growth efficiently or effectively may materially and adversely affect the Company’s business, revenues, operating results and financial condition.

Infrastructure

The Company’s businesses face certain risks given that they are technology-based and principally conducted on the Internet.

The Company’s ability to handle electronic commerce transactions and user information over the Internet securely depends on bank processing, credit card systems and other technologies and network systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure, including network, software or hardware failure, or system intrusion may cause a delay or interruption that could result in reduced use, reduced revenue and harm to the Company’s reputation, brand and relations with customers, which may materially and adversely affect the Company’s business, revenues, operating results and financial condition.

The Company depends on the Internet to distribute the Company’s products and services. Similarly, the Company’s end users depend on Internet service providers and online service providers to access them. Increased Internet usage has caused interruptions and delays in processing and transmitting data over the Internet. The Company takes measures to prevent or minimize the impact of such interruptions and delays on its businesses, but there can be no guarantee that the Company’s network systems will not be affected or will continue to be able to support the demands placed on it by the continued growth of the Internet, or the overall growth and demand for the Company’s services.

Third Party Patent Litigation

While the Company believes that the technology and other intellectual property that it relies on to offer its Service do not infringe upon the proprietary rights of third parties, there can be no assurance that the Company or its licensor will not receive communications from third parties asserting that the technology and other intellectual property infringe, or may infringe, their proprietary rights. Furthermore, as part of its negotiation for the license to use the technology to offer the Service, the Company was not successful in securing any indemnity by the licensor to the Company that would protect the Company against intellectual property infringement. Any such claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause product delays or require the Company or its licensor to develop non-infringing technology or enter into royalty or licensing agreements or re-brand products or cease conducting certain businesses due to a court-imposed injunction. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all. A successful claim of product infringement against the Company or its licensor and failure or inability of the Company or its licensor to develop non-infringing technology or license the infringed or similar technology may materially and adversely affect the Company’s business, revenues, operating results and financial condition.

We Face Significant Competition And If We Are Unable To Successfully Compete We May Lose Customers, Marketing Affiliates And Licensees

The Internet gaming industry involves rapid technological change and is characterized by intense and substantial competition. Some of our competitors are well established, substantially larger and have substantially greater resources than we do. It is also likely that other competitors offering gaming software technology will emerge in the future. Additionally, we will have to compete with other companies that have greater market recognition, greater resources and broader distribution capabilities than us. Increased competition by existing and future competitors could materially and adversely affect our business, financial condition and results of operations.

Internet gaming is a relatively new phenomenon and our success is dependent on the continued popularity of Internet gaming and products such as online poker. We will need to develop other Internet gaming products and services that will continue to attract and retain a broad range of customers. Our competitors are constantly developing innovations in providing online poker and gaming products. As a result, we must invest significant resources in research and development in order to enhance our websites, technology and existing products and services and introduce new high-quality products and services that will appeal to customers. If we are unable to predict user preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose customers and marketing affiliates. Our operating results would also suffer if our innovations were not responsive to the needs of our customers or are not appropriately timed with market opportunity or are not effectively brought to market. As gaming technology continues to develop, our competitors may be able to offer games that are, or that are perceived to be, substantially similar to or better than ours. This may force us to compete on bases in addition to quality of gaming products and services and to expend significant resources in order to remain competitive.

Our Software And Hardware Systems May Face Problems If The Volume Of Usage Increases Which Could Harm Our Reputation And Thus Our Business

The performance of our online services will be critical to our reputation and to achieving market acceptance. After we commence online operations, an increase in the volume of usage of online services could strain the capacity of the software or the hardware employed, which could lead to slower response time or system failures, thereby adversely affecting our revenues. Any system failure, including network, software or hardware failure, that causes interruption or an increase in response time of our online services provided to our licensees could result in decreased usage of our services and, if sustained or repeated, could reduce the attractiveness of our online services to our clients.

The process of managing traffic within large, high traffic Internet online services such as those that will be provided by us is an increasingly important and complex task. Our operations will be dependent in part upon our ability to protect our operating systems against physical damage from acts of god, power loss, telecommunications failures, physical break-ins and similar events. The occurrence of any of these events could result in interruptions, delays or cessation in service to users of our online services, which could have a material adverse effect on our business, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, Internet failure, break-ins, hurricanes and similar events. We intend to have backup servers at our primary site as well as other means to deal with system failures.

Services based on sophisticated software and computer systems often encounter development delays and the underlying software may contain undetected errors (“bugs”) that could cause system failures when introduced. We will also be dependent upon search engines, web browsers, Internet service providers (“ISPs”) and online service providers (“OSPs”) to provide Internet users access to our web sites. Our clients may experience difficulties accessing or using our web sites due to system failures or delays unrelated to our systems. We do not intend to carry business interruption insurance to compensate us for these types of losses.

The Market For Internet Services Is In A State Of Rapid Technological Change And We May Not Be Able To Keep Up

The market for Internet services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require us to effectively use leading technologies, continue to develop our technological expertise, enhance our current services and continue to improve the performance, features and reliability of software. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures to modify or adapt our software.

We May Become The Subject Of Bad Publicity From Underage Or Compulsive Gambling

We recognize that the attraction of Internet gaming to some minors and players for whom gaming activities assume too great a role in their lives poses a challenge to the industry in which we operate. We are committed to market our products to adult participants only and to following responsible gaming best practices and operating procedures at all times.

There are examples of individuals bringing a class action against a gaming company as a result of their becoming pathological gamblers. Although we would resist any such claim, if any such claim were brought against us, our board of directors or employees, whether successful or not, we may incur considerable legal and other costs, management’s time and resources may be diverted, and the resulting dispute may damage our reputation and brand image and have a material adverse effect on our business, revenue and financial position.

Risks Related to Our Securities

The NanoSensors Preferred Shares, The NanoSensors Common Stock Issuable Upon Conversion Of Such Preferred Shares, The NanoSensors Warrants And The NanoSensors Common Stock Issuable Upon Exercise Of Such Warrants Are Restricted Securities

The NanoSensors Preferred Shares and NanoSensors Warrants issued in the Merger have not been registered under the Securities Act, or registered or qualified under any state securities laws. The securities were sold pursuant to exemptions contained in and under those laws. Accordingly, the NanoSensors Preferred Shares (and the NanoSensors Common Stock issuable upon conversion) and the NanoSensors Warrants (and the NanoSensors Common Stock issued upon exercise of such Warrants) are and will be considered “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption from the registration requirements of those laws is available. Both the certificates representing the NanoSensors Preferred Shares and the NanoSensors Warrants issued in the Merger contain a legend reflecting their restricted status.

Although the Company is required to register the NanoSensors Preferred Shares issued in the Merger (as well as the NanoSensors Common Stock issuable upon conversion of such Preferred Shares and upon exercise of the NanoSensors Warrants) by filing an appropriate registration statement with the SEC, there is no guarantee that the SEC will declare such registration statement effective, thereby enabling the shares to be freely tradable. Subject to various terms and conditions, Rule 144 under the Securities Act permits the resale of limited amounts of restricted securities after they have been held for one year. However, Rule 144 may not apply to the NanoSensors Preferred Shares, NanoSensors Warrants and NanoSensors Common Stock issuable upon conversion or exercise if the Company does not continue to file reports as required under the Exchange Act.

There Is Not Now, And There May Not Ever Be, An Active Market For NanoSensors Common Stock

There is currently a limited public market for NanoSensors Common Stock. Further, although the NanoSensors Common Stock is currently quoted on the OTC Bulletin Board, trading of NanoSensors Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, the NanoSensors Common Stock. There can be no assurance that following the Merger, a more active market for NanoSensors Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of the NanoSensors Common Stock, and would likely have a material adverse effect on the market price of the NanoSensors Common Stock and on the Company’s ability to raise additional capital. In addition, there is no market whatsoever for NanoSensors Preferred Shares.

The Company Cannot Assure You That NanoSensors Common Stock Will Become Liquid Or That It Will Be Listed On A Securities Exchange

Until the NanoSensors Common Stock is listed on an exchange, the Company expects its Common Stock to remain eligible for quotation on the OTC Bulletin Board, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, a stockholder may find it difficult to obtain accurate quotations as to the market value of the NanoSensors Common Stock. In addition, if the Company fails to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell the Company’s securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling NanoSensors Common Stock, which may further affect the liquidity of NanoSensors Common Stock. This would also make it more difficult for the Company to raise additional capital in the future.

Penny Stock Regulations Could Affect Your Ability To Resell Our Securities

NanoSensors Common Stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as Nasdaq or other national exchanges, and which may cause difficulty in obtaining future financing. Further, our securities are subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or which have a tangible net worth less then $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitable inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the penny stock rules for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded on the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant new events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

The Price Of NanoSensors Common Stock May Become Volatile, Which Could Lead To Losses By Investors And Costly Securities Litigation

The trading price of NanoSensors Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in the Company’s operating results;

•	announcements of developments by the Company or its competitors;

•	announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting the Company’s industry;

•	additions or departures of key personnel;

•	introduction of new products by the Company or its competitors;

•	sales of NanoSensors Common Stock or other securities in the open market; and

•	other events or factors, many of which are beyond the Company’s control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against the Company, whether or not successful, could result in substantial costs and diversion of its management’s attention and resources, which could harm the Company’s business and financial condition.

The Company Does Not Currently Anticipate Dividends To Be Paid On NanoSensors Common Stock, And Stockholders May Lose The Entire Amount Of Their Investment

Cash dividends have never been declared or paid on NanoSensors Common Stock, and the Company does not anticipate such a declaration or payment for the foreseeable future. The Company expects to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. The Company cannot assure stockholders of a positive return on their investment when they sell their shares, nor can it assure that stockholders will not lose the entire amount of their investment.

Securities Analysts May Not Initiate Coverage Or Continue To Cover NanoSensors Common Stock, And This May Have A Negative Impact On Its Market Price

The trading market for NanoSensors Common Stock may depend to a large degree on research and reports that securities analysts publish about the Company’s business and the Company. The Company does not have any control over these analysts. There is no guarantee that securities analysts will cover NanoSensors Common Stock. If securities analysts do not cover NanoSensors Common Stock, the lack of research coverage may adversely affect its market price. If the Company is covered by securities analysts, and its stock is the subject of an unfavorable report, its share price would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, it could lose visibility in the financial markets, which could cause the Company’s Common Stock price or trading volume to decline. In addition, because the Company has a no operating history and is in the development stage it may have further difficulty attracting the coverage of securities analysts.

A Significant Number Of Our Shares Are Eligible For Sale And Their Sale Could Depress The Market Price Of Our Stock

Sales of a significant number of shares of our Common Stock in the public market could harm the market price of our Common Stock. As additional shares of our Common Stock become available for resale in the public market pursuant to the registration of the sale of such shares, including the shares being issued in the Merger, the supply of our Common Stock will increase, which could decrease its price. As of January 17, 2008, prior to the issuance of NanoSensors Preferred Shares and there were approximately 172,950,000 shares of Common Stock currently outstanding which may be deemed “restricted securities” as that term is defined under the Securities Act. In the future, these shares may be sold in compliance with Rule 144 under the Act, or pursuant to another exemption. Further, approximately 82 million founders shares held by persons who are currently non-affiliates have been held for in excess of two years and may be resold under Rule 144(k) without any of the limitations of Rule 144, described below. In addition, the NanoSensors Preferred Shares and the NanoSensors Warrants issued in the Merger are restricted securities and the NanoSensors Common Stock issuable upon the conversion of the NanoSensors Preferred Shares and upon the exercise of NanoSensor Warrants may also be deemed restricted securities.

Following the effective date of the Registration Statement required to be filed by the Registration Rights Agreement, a large number of shares of our Common Stock will be available for sale in the public market, which could harm the market price of the shares of our Common Stock. Some or all of the above shares of our Common Stock have already been offered from time to time in the open market pursuant to Rule 144, and these shares plus future sales could have already had a depressive effect on the market for the shares of our Common Stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market shares of our Common Stock in an amount equal to the greater of 1% of the outstanding shares or, if listed on Nasdaq or a national securities exchange, the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate under Rule 144(k) without limitations, after they have been held two years.

You May Experience Dilution Of Your Ownership Interests Because Of The Future Issuance Of Additional Shares Of Our Common Stock

In the future, the Company may issue its authorized but previously un-issued equity securities, resulting in the dilution of the ownership interests of its present stockholders. The Company is currently authorized to issue an aggregate of 970,000,000 shares of capital stock, consisting of 950,000,000 shares of NanoSensors Common Stock and 20,000,000 shares of NanoSensors Preferred Stock with preferences and rights to be determined by its Board of Directors. As of the Closing Date, there were 421,822,670 shares of NanoSensors Common Stock issued and outstanding. Following the Merger, 10,000 NanoSensors Preferred Shares will also be issued and outstanding.  Each NanoSensors Preferred Share for voting purposes will be equal to 199,604.068 shares of NanoSensors Common Stock, and following the Reverse Stock Split these NanoSensors Preferred Shares will automatically convert into 19,960,407 shares of NanoSensors Common Stock. Following the Reverse Stock Split, the 421,822,670 shares of NanoSensors Common Stock held by stockholders other than the former stockholders of Cuchulainn will be reduced to 4,218,227 shares of our Common Stock and the number of authorized shares of our Common Stock will be reduced to 400,000,000 shares. The Company may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of our Common Stock. There can be no assurance that the Company will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our Common Stock is currently traded on the OTC Bulletin Board.

Common & Preferred Shares Summary	As of the Closing Date	Post 100-to-1 Reverse Stock Split
Common Shares Outstanding	421,822,670	4,218,227
Preferred Shares Issued to Cuchuliann	10,000	—
Cuchuliann Preferred Shares Converted into Common Shares	—	19,960,407
Totals	—	24,178,634

There Are A Significant Number Of Outstanding Securities Convertible Or Exercisable Into Shares Of Our Common Stock, The Conversion Or Exercise Of Which May Have A Dilutive Effect On The Price Of Our Common Stock.

As of the Closing Date, there were outstanding warrants and options to purchase 322,821,502 shares of our Common Stock. We issued NanoSensors Warrants in the Merger to the holders of Cuchulainn Warrants to purchase an aggregate of shares of NanoSensors Common Stock on a post-Reverse Stock Split basis. The NanoSensors Warrants are exercisable substantially on the same terms and conditions as the Cuchulainn Warrants. Following the Reverse Stock Split we will have warrants and options to purchase 6,724,105 shares of NanoSensors Common Stock. The exercise of these securities will cause dilution to our stockholders and the sale of the underlying Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

Warrants & Options Outstanding Summary	As of the Closing Date	Post 100-to-1 Reverse Stock Split
Warrants Issued to Investors, Placement Agents and Consultants	275,671,660	2,756,717
Warrants Issued to Cuchulainn Stockholders	349,589,046	3,495,890
Options Issued to Employees and Directors	47,149,842	471,498
Totals	672,410,548	6,724,105

Our Company Is Controlled By The Former Stockholders Of Cuchulainn

The former stockholders of Cuchulainn will own 82.55% of the voting power of the Company. In addition, the executive officers and directors of the Company beneficially will own approximately 6.8% of our outstanding shares of Common Stock (including all shares of Common Stock issuable upon the exercise of warrants and stock options exercisable within 60 days of the date hereof). Such concentrated control of the Company may adversely affect the price of our Common Stock.

If The SEC Does Not Declare A Registration Statement Effective, The Former Cuchulainn Stockholders May Not Be Able To Sell Shares Of Our Common Stock In The Amounts Or At The Times They Might Otherwise Wish To Do So

On the Closing Date, the Company entered into the Registration Rights Agreement with the Cuchulainn stockholders. Under the terms of the Registration Rights Agreement, the Company will use its reasonable efforts to file a Registration Statement covering the resale of the NanoSensors Common Stock and NanoSensors Warrants issuable to the former Cuchulainn stockholders subsequent to the Reverse Stock Split, by October 31, 2008. The Company is required to use commercially reasonable efforts to cause the Registration Statement to become effective, and once effective, to continue to be effective throughout the registration period.  The Registration Rights Agreement does not have a liquidated damages provision or provide for other remedies if the Company fails to file a Registration Statement by October 31, 2008, or it is unable to cause the Registration Statement to become effective, and once effective, to continue to be effective throughout the registration period.  The Company also agreed to not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of the holders of more than 50% of the registrable securities then outstanding, unless such new registration rights, including standoff obligations, are subordinate to the rights of the securityholders hereunder. Although the Company believes that it and its advisors will be able to take all steps necessary to permit the SEC to declare the Registration Statement effective, it is possible that the SEC may, by application of policies or procedures, delay the effectiveness of the Registration Statement or make it impractical for the Company to respond to the SEC in a manner which permits it to declare the Registration Statement effective. If the Company is not able to make the Registration Statement effective, the former Cuchulainn stockholders will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144. Such exemptions typically limit the amount of shares that a stockholder can sell, require that the shares be sold in certain types of transactions, require that the stockholder have held the shares to be sold for a minimum period of time and limit the number of times that a stockholder may sell shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of NanoSensors as of August 31, 2007 and the historical balance sheet of Cuchulainn as of November 30, 2007, giving effect to the Merger of Acquisition and Cuchulainn pursuant to the Merger Agreement, as if the Merger had been consummated on November 30, 2006. The following unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of NanoSensors for the nine months ended August 31, 2007 and Cuchulainn for the period of inception (July 5, 2007) to November 30, 2007, giving effect to the Merger, as if it had occurred on December 1, 2006, the beginning of the earliest period presented. These unaudited pro forma condensed consolidated financial statements are presented based on the assumptions and adjustments described in the accompanying notes.

We are providing the following information to aid you in your analysis of the financial aspects of the Merger. We derived this information from the consolidated unaudited financial statements of NanoSensors for the nine months ended August 31, 2007, and audited financial statements of Cuchulainn for the period of its inception (July 5, 2007) to November 30, 2007. This information should be read together with the NanoSensors audited and unaudited financial statements and related notes as filed with the SEC included in NanoSensors’ Forms 10-KSB and 10-QSB and the Cuchulainn audited financial statements included in this document under “Cuchulainn Financial Statements.”

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Merger, factually supportable, and expected to have a continuing impact on the combined results.

The unaudited pro forma condensed consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined companies will experience.

The following information should be read in conjunction with the pro forma condensed consolidated financial statements:

•	Accompanying notes to the unaudited pro forma condensed consolidated financial statements.

•	Separate historical condensed consolidated financial statements of NanoSensors for the nine months ended August 31, 2007, filed with its third quarter 10-QSB.

•	Separate historical financial statements of Cuchulainn for the period of its inception (July 5, 2007) to November 30, 2007, included elsewhere in this document.

The Merger has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the tangible and intangible assets of Cuchulainn acquired in connection with the Merger, based on their estimated fair values. Management has made an allocation of estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates. The values and allocations are preliminary and could be subject to significant adjustment upon completion of NanoSensors management’s final valuation analysis including the allocation of consideration to intangible assets other than goodwill.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
 STATEMENT OF OPERATIONS
OF
NANOSENSORS FOR THE NINE MONTHS ENDED AUGUST 31, 2007 AND CUCHULAINN HOLDINGS
FOR THE PERIOD FROM INCEPTION (JULY 5, 2007) TO NOVEMBER 30, 2007

	Historical NanoSensors	Historical Cuchulainn	Pro-forma Adjustment	Consolidated
Net Revenues	$—	$—	$—	$—

OPERATING EXPENSES
General and administrative	849,680	5,750	—	855,430
Research and Development	83,479	—	—	83,479
Depreciation and amortization	2,513	—	—	2,513

Total Operating Expenses	935,672	5,750	—	941,426

Loss from Operations	(935,672)	(5,750)	—	(941,426)

OTHER INCOME (EXPENSE)
Write-off of DKL acquisition cost	(67,255)	—	—	(67,255)
Income related to fair value of warrant liability	2,196,360	—	—	2,196,360
Interest expense	(638)	—	—	(638)
Interest Income	7,680	696	—	8,376
INCOME (LOSS) BEFORE INCOME TAXES	1,200,475	(5,054)	—	1,195,421

Provision (credit) for income taxes	—	—	—	—
NET INCOME (LOSS)	$1,200,475	$(5,054)	$—	$1,195,421

Pro forma net income per share—
Basic				$0.00

Pro forma shares used to compute Basic net income per Share				652,214,064

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET OF
NANOSENSORS AS OF AUGUST 31, 2007 AND CUCHULAINN HOLDINGS AS OF NOVEMBER 30, 2007

	Historical NanoSensors	Historical Cuchulainn	Pro-forma Adjustment		Consolidated
Current Assets
Cash and cash equivalents	$95,848	$564,996	$—		$660,844
Notes receivable	40,000	—	—		40,000
Other current assets	6,210	—	—		6,210
TOTAL CURRENT ASSETS	142,058	564,996	—		707,054

Fixed assets—net	—	—	—		—
Other assets	5,083	—	—		5,083
Purchase price in excess of fair value	—	—	1,793,137	2C	1,793,137
TOTAL ASSETS	$147,141	$564,996	$1,793,137		$2,505,274

Current Liabilities
Accounts payable and accrued expenses	$282,994	$—	$—		$282,994
Accounts payable - related party	6,250	—	—		6,250
Derivative liability from warrants issued	553,440	—	—		553,440
Accrued employee benefits	10,317	—	—		10,317
Other	—	—	50,000	1	50,000
Total Current Liabilities	853,001	—	75,000		903,001

Stockholders' (deficit) Equity
Preferred stock	—	—	2,045,941	2B	2,045,941
Common stock	406,727	8,850	(8,850)	2A	406,727

Additional paid-in capital	872,836	561,200	(561,200)	2A	872,836
Value of NanoSensors warrants issued to Cuchulainn			262,192	2E	262,192

Deficit accumulated during the development stage	(1,985,423)	(5,054)	5,054	2D	(1,985,423)

Total Stockholders' (Deficit) Equity	(705,860)	564,996	1,743,137		1,602,273
Total Liabilities and Stockholders' (Deficit) Equity	$147,141	$564,996	$1,793,137		$2,505,274

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION:

Pursuant to the Merger Agreement on the Closing Date, Cuchulainn merged with and into Acquisition, a wholly owned subsidiary of NanoSensors, with Acquisition as the surviving entity. Although Acquisition acquired Cuchulainn as a result of the Merger, the stockholders of Cuchulainn hold a majority of the voting power of the combined enterprise.

This transaction was accounted for using the purchase method. The total estimated purchase price of $2,358,133 includes NanoSensors Preferred Shares valued at $2,045,942 on an as converted basis, and warrants with a value of $262,192. On the Closing Date, NanoSensors Common Shares closed at $0.0041. In determining the purchase price we multiplied our closing share price by the number of Preferred Shares on an as converted basis into Common Shares (1,996,040,680) of NanoSensors, and for the Warrants issued to Cuchulainn, we used the Black-Scholes valuation model to calculate the fair value and applied a discount rate of 75%. We based our calculation of the estimated purchase price using the following assumptions:

-	NanoSensors is issuing unregistered Preferred Shares and Common Stock Purchase Warrants.
-
The Registration Rights Agreement between NanoSensors and Cuchulainn does not contain any penalties if NanoSensors does not file a registration statement with Securities and Exchange Commission (“SEC”).

-
If the shares issued by NanoSensors to Cuchulainn were registered this would most likely have a negative impact on the share price of NanoSensors’ common stock because of the dilutive effect of this transaction.

-
NanoSensors has not assigned a dollar value to the license agreement that Cuchulainn entered into with Plus 44 Holdings, Inc., because it is a non-exclusive license, and NanoSensors will have to raise additional capital to be able to meet its obligations under this agreement.

The unaudited pro forma condensed consolidated financial statements are based upon the exchange of each outstanding share of Cuchulainn Common Stock for .000565 share of NanoSensors Series A Preferred Stock, a new series of NanoSensors Preferred Stock which votes on an “as converted” basis together with issued and outstanding shares of NanoSensors Common Stock. Each NanoSensors Preferred Share for voting purposes will be equal to, and will be converted into, 199,604.068 shares of NanoSensors Common Stock upon the occurrence of the 1-for-100 reverse split of NanoSensors Common Stock, which is expected to occur during the first calendar quarter of 2008. The Agreement and Plan of Merger initially provided that the Series A Convertible Preferred Stock would be created such that each NanoSensors Preferred Share would for voting purposes be equal to, and be converted into, 168,729.068 shares of NanoSensors Common Stock. In consideration of the Bridge Loan, as compensation for certain liabilities of NanoSensors paid prior to the closing of the Merger by Cuchulainn and as an adjustment for certain liabilities which were discovered after the Agreement and Plan of Merger was signed, this number was changed to199,604.068. The result of this change is that the voting power and percentage of outstanding shares of common stock of NanoSensors owned by the former holder of the common stock of Cuchulainn upon conversion of their NanoSensors Preferred Shares will be increased from 80.00% to 82.55%. At the time of the closing, 6,200,000 warrants to purchase 3,100,000 common shares of Cuchulainn, held by 11 Cuchulainn shareholders, were converted into warrants to purchase approximately 349,589,046 shares of NanoSensors common stock. Prior to applying the discount rate of 75%, the fair value of these warrants was $1,048,767. This value was calculated with the following assumptions: volatility of 161%; risk free interest rate of 3.00%; expected life of 5.0 years and dividend yield of zero.

The estimated purchase price and allocation of the estimated purchase price discussed below are subject to adjustment and the final allocation of the purchase price will be based on potential adjustments to goodwill and intangible assets over the next twelve months.

The estimated total purchase price of the Merger is as follows:

NanoSensors Closing Share Price at Closing as of Wednesday, January 16, 2008	$0.0041
Value of Each Common Stock Purchase Warrant Issued to Cuchulainn	$0.0030

Preferred Shares Issued to Cuchulainn in Exchange for its Oustanding Common Shares (17,700,000)	10,000

Conversion Factor of Preferred Shares into Common Shares	199,604.068
Preferred Shares Convertible into NanoSensors Common Shares On An As Converted Basis	1,996,040,680
Common Stock Purchase Warrants Issued to Cuchulainn in Exchange for its outstanding Warrants (6,200,000)	349,589,046

	Non-Adjusted Purchase Price	Discount Rate	Adjusted Purchase Price
Cash paid to stockholders & creditors	$—	0%	$—
Par Value of Preferred Stock Issued	8,183,767	75%	2,045,942
Estimated fair value of warrants issued	1,048,767	75%	262,192
Direct transaction costs	50,000	0%	50,000

Total Non Adjusted & Adjusted Purchase Price	9,282,534		2,358,133

Using the purchase method of accounting, the total estimated purchase price shown in the table above is allocated to Cuchulainn’s net tangible and intangible assets based on their estimated fair values as of the date of the completion of the Merger. The managements of NanoSensors and Cuchulainn have allocated the estimated purchase price based on the estimates that are described in the introduction to these unaudited pro forma condensed consolidated financial statements.

The allocation of the purchase price is as follows:

Amount
Net tangible assets and liabilities	$564,996
Purchase price in excess of fair value - Goodwill	1,793,137

$2,358,133

Approximately $1,793,137 million of the purchase price has been allocated to goodwill (purchase price in excess of fair value). Goodwill represents the excess of the purchase price over the fair value of the net tangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management of the combined company determines that the value of the goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the quarter in which the determination is made.

2.	PRO FORMA ADUJUSTMENTS:

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

1)	Adjustments to accrue Merger related costs

2)	Adjustments to record goodwill and adjust stockholders' equity

A)	To eliminate Cuchulainn’s additional paid-in capital and equity

B)	To record the fair value of the NanoSensors Preferred Shares exchanged in the transaction

C)	To record goodwill (purchase price in excess of fair value)

D)	To eliminate Cuchulainn’s deficit accumulated during the development stage

E)	To record the value of the NanoSensors warrants issued in exchange for Cuchulainn warrants

3.	PRO FORMA NET LOSS PER SHARE:

The pro forma basic net loss per share is based on the number of shares of NanoSensors Common Stock outstanding and the issuance of the shares of NanoSensors Preferred Stock to the Cuchulainn stockholders on an as-converted basis.

DESCRIPTION OF PROPERTY

NanoSensors leases facilities in Redwood City, California from an unaffiliated landlord. These facilities encompass approximately 400 square feet and serve as NanoSensors’ corporate headquarters. The current lease commenced in September 2007, on a month-to-month basis. The monthly payment of base rent plus operating expenses is $400 per month.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Immediately following the Closing Date of the Merger, 421,822,670 shares of NanoSensors Common Stock and 10,000 NanoSensors Preferred Shares were issued and outstanding. For voting (or consent) purposes each NanoSensors Preferred Share votes (or consent) together as a single class with all shares of NanoSensors Common Stock except in certain circumstances in which NanoSensors Preferred Shares will vote or consent separately as a single class. Each NanoSensors Preferred Share is equal to 199,604.068 votes or an aggregate of 1,996,040,680 votes constituting 82.55% of the voting power of the Company. Each share of NanoSensors Common Stock issued and outstanding is entitled to one vote or an aggregate of 421,822,670 votes constituting 17.45% of the voting power.

The following table sets forth information known to us with respect to the beneficial ownership immediately following the Closing Date of the 421,822,670 shares of our Common Stock issued and outstanding, and the 10,000 NanoSensors Preferred Shares issued and outstanding (set forth in this Current Report in terms of the number of voting shares of NanoSensors Common Stock on an “as converted” basis) by:

•	Each person or entity known by us to beneficially own 5% or more of the outstanding shares of our Common Stock,

•	Each of our executive officers and directors, and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 421,822,670 shares of our Common Stock issued and outstanding, and 10,000 NanoSensors Preferred Shares voting on an as converted basis of 1,996,040,680 votes for a total of 2,417,863,350 votes immediately following the Closing Date of the Merger. Shares of our Common Stock subject to options or warrants exercisable within 60 days of the date on which beneficial ownership is to be determined are deemed to be issued and outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as issued and outstanding for purposes of computing the percentage ownership of others, except as otherwise indicated in the notes to the following table. The address for each beneficial owner listed in the table, except where otherwise noted, is c/o NanoSensors, Inc., 1475 Veterans Blvd., Redwood City, CA 94063.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(%)
Common Stock	Robert A. Baron	12,934,949	(2)	0.5
Common Stock	Joshua Moser	15,812,903	(3)	0.7
Preferred Share	Thomas Hendron	56,385,330	(4)	2.3
Preferred Share	William Levy	87,397,261	(5)	3.6
Preferred Share	Hocari Trust	169,155,990	(6)	7.0
Preferred Share	All officers and directors as a group(4 persons)(2),(3),(4) and (5)	172,530,443		7.0

*	less than 1.0%

(1)
Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity. The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the determination date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)
Includes restricted stock grant of 3,731,343 shares of NanoSensors Common Stock and vested options to purchase 9,203,606 shares of NanoSensors Common Stock, and excludes unvested options to purchase 1,000,000 shares of NanoSensors Common Stock.

(3)	Includes vested options to purchase 15,812,903 shares of NanoSensors Common Stock granted to Mr. Moser pursuant to our employment agreement with him.

(4)	Based upon the number of shares of NanoSensors Common Stock that each NanoSensors Preferred Share has for voting purposes and into which it is convertible.

(5)	Based upon the number of shares of NanoSensors Common Stock that each NanoSensors Preferred Share has for voting purposes and into which it is convertible.

(6)	Based upon the number of shares of NanoSensors Common Stock that each NanoSensors Preferred Share has for voting purposes and into which it is convertible.

The Company is not aware of any person who owns of record, or is owns beneficially, five percent or more of its outstanding securities of any class, other than as set forth above. As of the date hereof, there are no classes of stock other than our Common Stock and our Preferred Shares issued or outstanding. Except as described above in this Current Report with respect to the Merger Agreement and the transactions contemplated thereby, there are no known current arrangements that will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 13, 2007, Cuchulainn loaned the Company $50,000. Upon the closing of the Merger, the principal amount outstanding and interest due under the Bridge Loan were forgiven and the Bridge Loan was deemed repaid in full. The loan bore interest on any outstanding balance at 5% simple interest per annum, payable on the maturity date. The loan was otherwise repayable on May 31, 2008, or earlier upon the occurrence of an Event of Default.

On May 10, 2006, NanoSensors entered into a Selling Agent Agreement with Meyers Associates L.P. (“Meyers Associates”) pursuant to which it agreed to serve as a selling agent in the Company’s 2006 private placement. Pursuant to the selling agency agreement, to date the Company paid Meyers Associates total commissions of $101,450 and $51,885 in non-accountable expenses in this financing. The Company also issued Meyers Associates an aggregate of 20,290,000 unit purchase warrants, pursuant to which Meyers Associates has the right to purchase, at the price of $.01 per unit, 20,290,000 units of our securities, each unit consisting of one share of Common Stock and one Common Stock purchase warrant. Meyers Associates transferred an aggregate of 1,790,000 unit purchase warrants to other selling agents that participated in the private placement and also assigned an aggregate of 16,290,000 unit purchase warrants to a limited number of third parties, including an employee of Meyers Associates. The unit purchase warrants expire December 19, 2011. Subsequent to the Company’s 2006 fiscal year end, the Company satisfied the post-closing covenants of the 2006 private placement and paid to Meyers Associates additional commissions of $71,500 and issued them 14,300,000 additional unit purchase warrants.

On July 21, 2006, NanoSensors entered into an agreement with Meyers Associates, Bruce Meyers and Imtiaz Khan. Mr. Meyers is an executive officer of Meyers Associates and Mr. Khan is an employee. Each of them agreed not to exercise either the unit purchase options or unit purchase warrants held by them for a period equal to the earlier of six months from the effective date of the Company’s registration statement filed in connection with its 2006 private placement, which was declared effective on December 19, 2006. In consideration of such agreement, NanoSensors agreed that effective as of the date of the non-exercise agreement, the prior lock-up agreement, which was to expire on November 10, 2006, would be terminated. In addition, on July 21, 2006 the Company agreed with Meyers Associates on an amendment to the unit purchase option to clarify the circumstances under which adjustments to the exercise price and number of shares issuable pursuant to the anti-dilution provisions of the unit purchase option and the underlying warrants may be made.

Meyers Associates also served as financial advisor to Cuchulainn in connection with its 2007 private placement and received a financial advisory fee in the amount of $50,000 (including legal fees and expenses) in November 2007.

Meyers Associates and Mr. Bruce Meyers, owned as of March 12, 2007, 23,400,000 shares of NanoSensors Common Stock according to Amendment No. 3 to the Schedule 13D filed by them. In addition, Mr. Meyers was stockholder in Cuchulainn and in the Merger received NanoSensors Preferred Shares equal to 93,035,794 voting shares. Accordingly, Mr. Meyers and Meyers Associates beneficially own 4.8% of the voting power of NanoSensors following the closing of the Merger.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons will become the executive officers and directors of the Company following the Merger and will hold the positions set forth opposite their names.

Name	Age	Position
Thomas Hendren	49	Interim Chief Executive Officer and Director
William Levy	26	President and Director
Joshua Moser	36	Chief Operating Officer and Interim Chief Financial Officer
Robert Baron	68	Director

Thomas Hendren. Mr. Hendren is currently President and Chief Operating Officer of Array Marketing Group, Inc., one of the world’s leading merchandising companies. Array is the premier provider of in-store marketing services for the world’s leading retailers and brand manufacturers. Array has operations in Canada, the United States and Asia. Mr. Hendren joined Array in 1999 as Vice President -Operations. He played a major role in establishing Array’s Toronto Plant as an industry showpiece in efficiency, quality, safety and customer service. In 2004, he was promoted to the position of President of Array-Canada with full general management responsibility for Array’s businesses in Toronto and Bradford, Ontario, and New York City. Prior to joining Array in 2005 Mr. Hendren was promoted to President and Chief Operating Officer of Array-Canada. Previously, Mr. Hendren spent over 10 years in a variety of senior financial/operational and general management positions with Campbell Soup Company in Europe and North America, including heading up operations in Europe and Canada. Mr. Hendren is also a qualified accountant and a member of The Chartered Institute of Management Accountants (UK). Prior to his position with Campbell Soup, he held a number of senior financial positions with BP Oil/Rowntree Macintosh (Nestle) and United Biscuits in the UK.

William Levy. Following the effective of the Merger, Mr. Levy will be in charge of daily activities including sales, business development, and marketing of Cuchulainn. By the age of 25, he co-founded three companies. These businesses include (i) Cool Comfort Inc., distributors of R134a refrigerant to auto repair shops throughout south Florida, (ii) TheBestBetOnSports.com, a unique professional sports system that is subscription based, and (iii) Impact Entertainment, a consulting company in the online entertainment industry. He also played a role in the opening of SupperClub San Francisco, the first U.S. installment of the very successful European restaurant and nightclubs (Rome, Amsterdam, Istanbul). Mr. Levy has a double degree from Florida Atlantic University in Business Management and Marketing.

Joshua Moser was appointed as our Vice President and Chief Operating Officer on August 3, 2006 and has been our Corporate Secretary since June 2006. On August 16, 2007, Mr. Moser was appointed Interim Chief Financial Officer of the Company in addition to his other duties and responsibilities. Prior to becoming an executive officer, Mr. Moser provided consulting services to the Company commencing in November 2005. Prior to working with the Company, from September 1999 to October 2000, Mr. Moser was the Director of Business Development at GCN, Inc., an online market research company. From October 2000 to September 2002, Mr. Moser was a research analyst at Tufan, Inc., where he analyzed and managed investments in privately-held software, semiconductor and technology service companies. From September 2002 through February 2005, Mr. Moser was employed as a Vice President with Sherwood Partners, Inc., a business and financial advisory consulting firm that assists commercial lending institutions and venture capital firms in managing and structuring corporate turnarounds. Thereafter and prior to joining the Company, Mr. Moser provided management consulting services, including serving as Interim Chief Financial Officer at Chuckwalla, Inc., a privately-held software company. Mr. Moser graduated from Denison University in 1994 with a B.A. in History.

Robert Baron was appointed to our Board July 10, 2006. Effective September 1, 2007, Mr. Baron became the Chairman of the Board of Directors and Interim Chief Executive Officer of the Company. Following the closing of the Merger, Mr. Baron will step down as Interim Chief Executive Officer of the Company. Mr. Baron presently serves as a member of the board of directors of two publicly-traded companies, Hemobiotech, Inc. and Opko Health Inc. (formerly Exegenics, Inc.). Hemobiotech is a development stage biotechnology company and Opko Health Inc. is a clinical stage biopharmaceutical company. From 1998 to August 2004, he served as President of Cash City Inc., a payday advance and check cashing business. Previously, Mr. Baron served as President of East Coast Operations of CSS/TSC, a subsidiary of Tultex, Inc., a New York Stock Exchange listed company engaged in the manufacturing of activewear products, such as tee-shirts and as Chairman of T-Shirt City Inc., a company engaged in the distribution of activewear products. Mr. Baron received his B.S. degree from Ohio State University. Mr. Baron was a limited partner in Meyers Associates, LP (“Meyers Associates”) from February 2002 until July 2006. Meyers Associates, LP served as a selling agent in the Company’s 2006 private placement. Meyers Associates also served as financial advisor to Cuchulainn in connection with its 2007 private placement and received a financial advisory fee of $50,000 (including legal fees and expenses) in November 2007. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”.

Committees of the Board of Directors

The Board has not formed any committees because the Board of Directors will consist of only Messrs. Baron, Hendren and Levy. Furthermore, because of the small size of the Board and because we are not traded on an exchange or on the Nasdaq Stock Market, we are not required by law or applicable regulations to have an audit committee. All matters relating to audit, compensation, nominations and corporate governance are considered and acted upon by our entire Board of Directors.

Stockholder Communications with Directors

To date, the Board of Directors has not adopted a formal methodology for communications from stockholders on the belief that any communication would be brought to the Board’s attention by virtue of the current size of the Board. Any stockholder who wishes to communicate with the Board of Directors should send a letter to the Chairman of the Board of Directors at our current principal address, 1475 Veterans Blvd., Redwood City, CA 94063.

Legal Proceedings Involving Directors and Executive Officers

No current director, officer, nominee for director or officer, affiliate or promoter has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, nor has any such person been the subject of any order, judgment or decree involving the violation of any state or federal securities or commodities laws. The Company is not aware of any legal proceedings to which any director, officer or affiliate of the Company, any record or beneficial owner of more than five (5) percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has an interest adverse to the Company.

Board Independence

The Company currently does not have any independent directors as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

The following table summarizes the compensation paid to, or owed by the Company to its Chief Executive Officer and to each of the most highly paid executive officers, or other person not serving as an executive officer, for our fiscal years ended November 30, 2007, 2006 and 2005.

Summary Compensation Table

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers (the “Named Executive Officers”) with annual compensation exceeding $100,000 during the fiscal years ended November 30, 2007, 2006 and 2005.

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary		Bonus	Restricted Stock Awards		Securities Underlying Options/SARs	All Other Compensation
Ted L. Wong, Ph. D.	2007	$144,000	(1)	$25,000	1,364,629	(1)	0	$9,778	(1)
Chief Executive Officer	2006	48,000	(2)	52,500			0	$75,000
	2005	25,500	(3)	0			0

Joshua Moser	2007	$120,000	(4)	0	0		0	$59,000
Chief Operating Officer	2006	40,000	(4)

Robert A. Baron	2007	$4,500	(5)	0	3,731,343	(5)	0	13,500	(5)
Interim Chief Executive Officer

(1)
On September 9, 2007, NanoSensors, Inc. entered into a separation agreement with Ted L. Wong, its Chief Executive Officer, President, Chief Financial Officer and Chairman of its board of directors. Pursuant to the separation agreement, Dr. Wong agreed to resign from all positions with NanoSensors, including as a member of the board of directors effective as of August 31, 2007. Pursuant to the separation agreement, NanoSensors agreed to pay or provide him with the following: (a) a severance payment equal to six months of his base salary, which amount shall equal $72,000, payable in accordance with our regularly scheduled pay dates for employees, (b) an additional amount of $5,125 for unused vacation benefits, (c) a restricted stock award of 1,364,629 shares of common stock under our 2006 Equity Incentive Plan and the transfer of certain fixed assets that were valued at $4,653 for the settlement of a liability to Dr. Wong that totaled $12,500, and (d) the accelerated vesting of all options granted to him under our 2006 Equity Compensation Plan, along with the continuation of the exercise period for the duration of the original term of such options. In consideration of the foregoing, Dr. Wong provided NanoSensors with a general release and agreed to comply with the restrictive covenants of his employment agreement with us (dated August 3, 2006), subject to a modification of the covenant against competition.

(2)
Dr. Wong entered into an employment agreement with the Company in August 2006. Under this employment agreement he received a base salary of $144,000 per year. Dr. Wong also received a signing bonus of $40,000 in 2006 and $12,500 in connection with the Company entering into the license agreement with Michigan State University. Prior to entering into this employment agreement with the Company, Dr. Wong received $75,000 for the period from December 1, 2006 through July 31, 2006.

(3)	Includes $12,683 paid to Dr. Wong. The Company owed Dr. Wong $89,318 as of November 30, 2005. See Note 6 to our audited financial statements for the fiscal year ended November 30, 2005.

(4)
Mr. Moser entered into an employment agreement with the Company in August 2006. Under this employment agreement he receives a base salary of $120,000 a year. Prior to entering into this employment agreement, Mr. Moser provided services to the Company as a consultant and received $59,000 for the period from December 1, 2006 through July 31, 2006. On January 4, 2008, the Company granted Mr. Moser a discretionary bonus for his efforts in connection with the Merger payable in options to purchase shares of Common Stock in the amount of $10,000 divided by the closing price on the date of grant ($0.0062) or 1,612,903 options. These options are fully vested.

(5)
On September 12, 2007, the Company appointed Robert A. Baron, one of our directors, as interim Chief Executive Officer and as Chairman of the Company’s Board of Directors. Although the Company has not entered into a written agreement with Mr. Baron, the Company has agreed to provide Mr. Baron with additional compensation in consideration of his agreement to serve in these capacities. Specifically, the Company agreed to pay Mr. Baron a salary at the rate of $1,500 per month during his service in this capacity. Mr. Baron has also been paid $13,500 in director’s fees in 2007 which is reflected in the table immediately above. In addition, the Company granted Mr. Baron a restricted stock award of 3,731,343 shares of Common Stock under its 2006 Equity Incentive Plan. These shares were granted as fully vested and are not subject to forfeiture in the event of termination of his employment. On December 3, 2007, the Company also granted Mr. Baron 3,750,000 options to purchase shares of Common Stock at an exercise price of $0.0036 per share. On January 4, 2008, the Company granted Mr. Baron a discretionary bonus for his efforts in connection with the Merger payable in options to purchase shares of Common Stock in the amount of $25,000 divided by the closing price on the date of grant ($0.0062) or 4,032,258 options. These options are fully vested.

Compensation of Directors

Effective July 7, 2006, we adopted a compensation plan for non-executive members of our Board of Directors. Pursuant to this plan, each non-executive director is paid an annual retainer of $18,000, payable in equal quarterly installments of $4,500; provided, however, that for the initial quarter in which a non-executive director commences service on the board, such director will receive a prorated fee for such quarter based on the date such service commences, as follows: (a) if service commences during the first month of such fiscal quarter the fee for such quarter shall be $4,500; (b) if service commences during the second month of such fiscal quarter, the fee for such quarter shall be $3,000; and (c) if service commences during the third month of such fiscal quarter, the fee for such quarter shall be $1,500.

Effective July 7, 2006, each non-executive director receives, upon his or her appointment to our board of directors, a grant of options to purchase 2,000,000 shares of our Common Stock, exercisable for a period of ten years at an exercise price equal to the closing price of our Common Stock on the date of issuance.

Outstanding Equity Awards at 2007 Fiscal Year End (November 30, 2007)

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Josh Moser (1)	7,400,000	6,800,000	14,200,000	$0.05	2/3/2016
Ted Wong	18,000,000	—	18,000,000	$0.05	2/3/2016
Robert Baron(2)	1,000,000	1,000,000	2,000,000	$0.05	7/10/2016
Robert Baron	421,348	—	421,348	$0.0178	12/13/2016
Robert Coutu (3)	—	2,000,000	2,000,000	$0.0058	7/17/2017
Total	26,821,348	9,800,000	36,621,348

Outstanding Equity Awards at 2007 Fiscal Year End (November 30, 2007) (Continued)

(1)
Upon the closing of the Merger, all unvested options (6,800,000 became fully invested. In addition, on January 4, 2008, the Company granted Mr. Moser a discretionary bonus award for his efforts in connection with the Merger payable in options to purchase shares of our Common Stock in the amount of $10,000 divided by the closing price on the date of grant ($.0062) or 1,612,903 options. These options are fully vested. Immediately following the closing of the Merger, Mr. Moser had 15,812,903 fully vested options to purchase NanoSensors Common Stock.

(2)
On September 12, 2007 the Company granted Mr. Baron a restricted stock grant of 3,731,343 shares of our Common Stock. On December 3, 2007, the Company granted Mr. Baron 3,750,000 options to purchase shares of our Common Stock at an exercise price of $0.0036 per share. These options are fully vested. On January 4, 2008, the Company granted Mr. Baron a discretionary bonus award for his efforts in connection with the Merger payable in options to purchase shares of our Common Stock in the amount of $25,000 divided by the closing price on the date of grant ($.0062) or 4,032,258 options. These options are fully vested. Immediately following the closing of the Merger, Mr. Baron had 9,203,606 fully vested options to purchase NanoSensors Common Stock and 1,000,000 options will be vested on July 10, 2008.

(3)
On December 3, 2007, the Company granted Mr. Coutu 2,083,333 options to purchase shares of our Common Stock at an exercise price of $0.0036 per share. These options are fully vested. Immediately prior to the closing of the Merger, Mr. Coutu resigned as director of the Company as contemplated by the terms of the Merger Agreement. Upon his resignation, the 2,000,000 options to purchase shares of our Common Stock which were not vested were cancelled and returned to the available but unissued number of shares under the 2006 Equity Incentive Plan.

Name	No. of Restricted Common Shares Vested	No. of Restricted Common Shares Unvested	Share Price	Value of Restricted Stock Award	Award Date
Ted Wong	1,364,629	—	$0.0046	$6,250	9/9/2007
Robert Baron	3,731,343	—	$0.0040	$15,000	9/12/2007
Consultant	10,000,000	—	$0.0037	$37,000	11/28/2007
Totals	15,095,972

Summary	Issued	Vested	Unvested
Options	36,621,348	26,821,348	9,800,000
Restricted Stock	15,095,972	15,095,972	—
Totals	51,717,320	41,917,320	9,800,000

The 2006 Incentive Plan includes an initial reserve of 80,000,000 shares of our Common Stock that will be available for issuance under such Plan. As of November 30, 2007 we had 28,282,680 shares available for issuance under such Plan, and as of the Closing Date we have 17,754,186 shares of our Common Stock available for issuance under such Plan.

Equity Incentive Plan

On December 13, 2006, at our annual meeting of stockholders, our stockholders approved our 2006 Equity Incentive Plan (the “2006 Incentive Plan”) which permits us to provide a broad range of stock awards to our employees, directors and consultants. The 2006 Incentive Plan serves as our primary equity incentive plan for our employees, consultants and directors. Effective with the approval of the 2006 Incentive Plan by our stockholders, options to purchase an aggregate of 34,200,000 shares of common stock at exercise prices ranging from $0.049 to $0.05 per share, expiring between July and August 2016 were granted to Messrs. Wong, Baron and Moser. In addition, effective with the approval of the 2006 Incentive Plan by our stockholders, Mr. Baron was awarded 421,348 options as of December 1, 2006 in accordance with the formula option program for non-executive directors under the 2006 Incentive Plan. These formula options are exercisable at $0.0178 per share for a term of ten years.

Under the 2006 Incentive Plan, we will grant equity-based compensation under the 2006 Incentive Plan. All awards will be subject to the recommendations of management and approval of the board of directors. In the future, if a stock option committee or compensation committee is formed, then approval of awards will be subject to their authority as delegated by the board of directors and in compliance with the requirements of the securities laws and any exchange or trading medium on which the shares of common stock may be listed or traded.

The following is a summary of the principal provisions of the 2006 Incentive Plan.

Shares Reserved for Issuance; Administration. The 2006 Incentive Plan includes an initial reserve of 80,000,000 shares of our Common Stock that will be available for issuance under the plan, subject to adjustment to reflect stock splits and similar events. The 2006 Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock units and restricted stock grants. Our Board will initially administer the 2006 Incentive Plan, until such time as we establish a Compensation Committee of our Board, which will administer the 2006 Incentive Plan (either being referred to as the “Committee”). The Committee determines the persons who are to receive awards, the type of awards to be granted, the number of shares subject to each such award and the other terms and conditions of such awards, such as exercise price, vesting and expiration. The Committee also has the authority to interpret the provisions of the 2006 Incentive Plan and of any awards granted thereunder and to modify awards granted under the 2006 Incentive Plan.

Eligibility. The 2006 Incentive Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of NanoSensors or of any parent, subsidiary or affiliate of NanoSensors as the Committee may determine. Our non-employee directors will participate in the 2006 Incentive Plan through the automatic option grant program, which is self-executing.

Terms of Options. As discussed above, the Committee determines many of the terms and conditions of awards granted under the 2006 Incentive Plan, including whether an option will be an “incentive stock option” or a non-qualified stock option. Each stock option agreement will state the exercise price, which may not be less than 100% of the fair market value of one share of our common stock on the date of the grant (and not less than 110% with respect to an incentive granted to a 10% or greater stockholder).

Formula for Non-Employee Director Option Grants. Under the 2006 Incentive Plan the following automatic stock option grants will be made under the 2006 Incentive Plan to our non-employee directors: upon first joining the Board, each non-employee director shall receive an automatic stock option grant to purchase 2,000,000 shares. In addition, on the first trading day following the end of each fiscal year, each non-employee director receives an automatic stock option grant for such number of shares as is equal to the quotient obtained by dividing the annual cash retainer paid to a non-employee director during such fiscal year (not including any additional fees which may be paid for service as a member of Chairman of any committee of the Board of Directors) by the fair market value of the shares on the grant date (pro rata in the case the director served for less than the entire year prior to such grant date). Of the initial stock option grants to non-employee directors upon joining the Board, fifty percent of such options become vested one year from the date of grant and the remainder vest on the second anniversary of the date of grant, subject to such director’s continued service with us. The annual formula option grants will be fully vested on the date of grant.

Terms of Restricted Stock Awards. Each restricted stock award will be evidenced by a restricted stock purchase agreement in such form as the Committee approves and will include conditions (as described in further detail in the 2006 Incentive Plan) relating to, among other items, vesting and purchase price.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) are awards in which the participant is deemed granted a number of shares subject to vesting. When the SARs vest, then the participant can exercise the SARs. Exercise, however, does not mean the number of shares deemed granted are issued. Rather, the participant will receive cash (or shares, if so determined by the Committee) having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds our stock price on the date of grant. SARs expire under the same rules that apply to options.

Restricted Stock Units. Restricted stock units (“RSUs”) are awards that result in a payment to the participant in cash or shares if the performance goals established by the Committee are achieved. The applicable performance goals will be determined by the Committee and may be applied on a company-wide, departmental or individual basis.

Change of Control. In the event of a change of control, the buyer may either assume the outstanding awards or substitute equivalent awards. Alternatively, our Board may determine to permit all unvested options to immediately vest upon the change of control. If our Board does not make such a determination, all awards will expire upon the closing of the transaction unless the stock option certificate issued to the particular participant provides otherwise. In addition, formula option grants to non-employee directors, will fully vest upon a change of control and our Board will determine whether the change of control shall have any additional effect.

DESCRIPTION OF SECURITIES

Capital Stock Issued and Outstanding

After giving effect to the Merger, and taking into account the NanoSensors Warrants to acquire shares of NanoSensors Common Stock issued in connection with Merger, and the options and restricted shares granted under our 2006 Incentive Plan, there were issued and outstanding of the Company on the Closing Date of the Merger, on a fully diluted basis:

ཉའའ	421,822,670 shares of Common Stock;

ཉའའ	10,000 shares of NanoSensors Preferred Shares convertible into 1,996,040,680 shares of NanoSensors Common Stock;

ཉའའ	Options to purchase 47,149,842 shares of Common Stock and 15,095,972 shares of restricted Common Stock granted under the 2006 Incentive Plan; and

ཉའའ
Warrants to purchase 625,260,706 shares of Common stock, of which warrants to purchase 275,671,660 shares were issued prior to the Closing Date, and warrants to purchase 349,589,046 shares were issued to the Cuchulainn stockholders.

Authorized Capital Stock

The Company is governed by its Articles of Incorporation, as amended, which provides for the issuance of 970,000,000 shares of capital stock, of which 950,000,000 are shares of Common Stock, par value $0.001 per share, and 20,000,000 are blank-check preferred stock, par value $0.001 per share.

Description of Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted holders of any preferred stock, amendments to the Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of Common Stock. The amended and restated Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the Board of Directors from time to time, the Common Stock holders will be entitled to such cash dividends as may be declared from time to time by the Board of Directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon liquidation, dissolution or winding up of the Company, the Common Stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

The Company is authorized to issue 20,000,000 shares of “blank check” NanoSensors Preferred Stock. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of the stockholders. The only series of NanoSensors Preferred Stock is the Series A Convertible Preferred Shares issued in the Merger.

At the closing of the Merger, the Company issued 10,000 NanoSensors Preferred Shares in exchange for 17,700,000 shares of issued and outstanding Cuchulainn common stock. Each NanoSensors Preferred Share for voting purposes will be equal to, and upon the Reverse Stock Split be converted into, 199,604.068 shares of NanoSensors Common Stock except in certain circumstances in which NanoSensors Preferred Shares will vote or consent separately as a single class. The NanoSensors Preferred Shares are not entitled to dividends unless the Company declares dividends in cash or property to holders of outstanding junior securities or pari passu securities. The NanoSensors Preferred Shares are not redeemable at anytime at the option of the Company but are redeemable as a whole by the Company upon the written demand of the holders of a majority of the outstanding shares of NanoSensors Preferred Shares.

Description of Options and Restricted Stock

The Company has granted options to purchase 47,149,842 shares of its Common Stock and granted 15,095,972 restricted shares of Common Stock under the 2006 Incentive Plan. The Company may grant options to purchase up to an additional 17,754,186 shares of Common Stock to executive officers and certain employees of the Company pursuant to the 2006 Inventive Plan.

Description of Warrants

Prior to the Closing Date, NanoSensors had warrants issued to purchase 275,671,660 shares of Common Stock held by investors, placement agents and consultants. The warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” (see explanation below) to the extent that a registration statement covering the shares of Common Stock underlying the warrants is not in effect.

On the Closing Date, NanoSensors issued warrants to Cuchulainn’s stockholders to purchase 349,589,046 shares of Common Stock. Each such Warrants is exercisable at a per share price of $0.0088676 for 112.77066 shares of NanoSensors Common Stock. The NanoSensors Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” to the extent that a registration statement covering the shares of Common Stock underlying the warrants is declared effective and thereafter NanoSensors fails to maintain the effectiveness of such registration statement. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

The exercise price and number of shares of Common Stock issuable on exercise of the NanoSensors Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s “control share” laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including directly or through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of December 1, 2007, the Company had 106 stockholders of record.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with such person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, and stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock has traded on the OTC Bulletin Board under the symbol “NNSR.OB” since November 1, 2005. As of December 1, 2007, there were 106 holders of record. This does not reflect those shares held beneficially or those shares held in “street” name.

The table below sets forth the high and low bid prices per share of our Common Stock for each full quarterly period in the last fiscal year and the year to date as reported on the OTC Bulletin Board. These prices reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. No prediction can be made as to the effect, if any, that future sales of shares of our Common Stock or the availability of our Common Stock for future sale will have on the market price of our common stock prevailing from time-to-time. The registration of the shares of our Common Stock covered by our current and future registration statements and the sale of substantial amounts of our Common Stock in the public markets could adversely affect the prevailing market price of our Common Stock. All shares and per share prices give retroactive effect to our 10 for 1 stock split made on January 26, 2006. There are no quotations available for the first three quarters of the fiscal year ended November 30, 2005, or for any quarter in the fiscal year from inception (December 23, 2003) through November 30, 2004.

On January 23, 2008, the closing price of our Common Stock as reported on the OTC Bulletin Board was $0.005 per share.

Quarter Ended	High	Low

January 23, 2008*	$0.007	$0.0031
November 30, 2007	$0.007	$0.0026
August 31, 2007	$0.012	$0.0028
May 31, 2007	$0.009	$0.003
February 28, 2007	$0.0178	$0.0078
November 28, 2006	$0.068	$0.014

Trades in our Common Stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

Dividend Policy

It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future. The only restrictions that limit the ability to pay dividends on the common stock are those imposed by corporate law. Under Nevada corporate law, no dividends or other distributions may be made which would render us insolvent or reduce assets to less than the sum of our liabilities plus the amount needed to satisfy any liquidation preference.

RECENT SALES OF UNREGISTERED SECURITIES

On December 27, 2006, the Company received gross proceeds of $715,000 from escrow after satisfying the covenants it agreed to in connection with its private placement of units, which closed in June 2006. The Company issued the investors an aggregate of 71,500,000 shares of our Common Stock and warrants to purchase 71,500,000 shares of our Common Stock exercisable for a period of five years at a per share exercise price of $0.04. From the gross proceeds, the Company paid additional commissions of $71,500 to the selling agents in the private placement and issued them unit purchase warrants to purchase 14,300,000 units of our securities, consisting of 14,300,000 shares of our Common Stock and 14,300,000 warrants. The unit purchase warrants are exercisable for a period of five years at a per unit exercise price of $0.01. After payment of commissions and expenses associated with this closing, the Company received net proceeds of approximately $613,500. The Company used the proceeds for working capital and general business purposes. The securities issued were offered and sold in reliance upon the exemption from registration under the Securities Act. The Company believes that the investors and the selling agent were “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. The resale of the shares of our Common Stock issued in the closing and issuable upon exercise of warrants, are covered by a Registration Statement on Form SB-2, which was declared effective by the SEC on December 19, 2006.

The transactions described above were exempt from registration under the Securities Act.

Shares Issued in Connection with the Merger

Pursuant to the Merger, all of the issued and outstanding shares of Cuchulainn, consisting of 17,700,000 shares of common stock will be exchanged for .000565 share of NanoSensors Preferred Shares, a new series which will vote on an “as converted” basis together with issued and outstanding shares of NanoSensors Common Stock. Each NanoSensors Preferred Share for voting purposes will be equal to 199,604.068 shares of NanoSensors Common Stock and, upon the Reverse Stock Split, will be automatically converted into 199,604.068 shares of NanoSensors Common Stock.

The Merger Agreement also provides that the 6,200,000 outstanding warrants to purchase Cuchulainn common stock will be exchanged for 3,100,000 NanoSensors Warrants to purchase shares of NanoSensors Common Stock on substantially the same terms and conditions as the Cuchulainn warrants. Each NanoSensors Warrant will be exercisable at an exercise price per share of $0.0088676 for 112.77066 shares of NanoSensors Common Stock. Prior to the Closing Date, Cuchulainn had 6,200,000 warrants outstanding that were exercisable into 3,100,000 shares of Cuchulainn common stock. As of the Closing Date, and on a fully converted basis, the NanoSensors Warrants would convert into 349,589,046 shares of NanoSensors Common Stock.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our Bylaws include an indemnification provision under which our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) are indemnified against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this item is disclosed in Item 2.01 to this Current Report and is incorporated into this item by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, the Company experienced a change in control. The information required by this item is disclosed in Item 2.01 to this Current Report and is incorporated into this item by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this item is disclosed in Item 2.01 to this Current Report and is incorporated into this item by reference.

Item 5.06 Change in Shell Company Status.

The information required by this item is disclosed in Item 2.01 to this Current Report and is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired

In accordance with Item 9.01(a), (i) Cuchulainn’s audited financial statements as of November 30, 2007 and for the period from inception (July 5, 2007) and ended November 30, 2007 is included with this Current Report beginning on Page F-36, (ii) NanoSensors’ unaudited financial statements for the nine month periods ended August 31, 2007 and August 31, 2006 are included in this Current Report beginning on Page F-23, and (iii) NanoSensors’ audited financial statement as of November 30, 2006 and for the period from inception (December 23, 2003) and ended November 30, 2006 is included with this Current Report beginning on Page F-2.

(b)	Pro forma financial information

In accordance with Item 9.01(b), (i) the Unaudited ProForma Condensed Consolidated Statement of Operations of NanoSensors for the nine months ended August 31, 2007 and Cuchulainn for the period from inception (July 5, 2007) to November 30, 2007, is included with this Current Report beginning on Page 29, (ii) the Unaudited ProForma Condensed Consolidated Balance Sheet of NanoSensors as of August 31, 2007 and Cuchulainn as of November 30, 2007, is included with this Current Report beginning on Page 30, and (iii) the Notes to Unaudited Proforma Condensed Consolidated Financial Statements are included with this Current Report appearing on Pages 31-33.

(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1, dated as of January 16, 2008, to the Agreement and Plan of Merger, dated as of November 27, 2007, among NanoSensors, Inc., Cuchulainn Acquisition Inc. and Cuchulainn Holdings, Inc.

3.1	Certificate of Amendment together with Exhibit A - Certificate of Designation of the Series A Convertible Preferred Stock

4.1	Form of NanoSensors Warrant issued as of January 17, 2008 to former holders of Cuchulainn common stock purchase warrants

4.2	Form of Registration Rights Agreement, dated as of January 16, 2008, by and between NanoSensors and the former stockholders of Cuchulainn

4.3	Senior Promissory Note, dated December 12, 2007 executed by NanoSensors and delivered to Cuchulainn

99.1	Press Release issued January 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NANOSENSORS, INC.

By: /s/ Robert Baron
Name: Robert Baron
Title: Interim Chief Executive Officer
Date: January 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1, dated as of January 16, 2008, to the Agreement and Plan of Merger, dated as of November 27, 2007, among NanoSensors, Inc., Cuchulainn Acquisition Inc. and Cuchulainn Holdings, Inc.

3.1	Certificate of Amendment together with Exhibit A - Certificate of Designation of the Series A Convertible Preferred Stock

4.1	Form of NanoSensors Warrant issued as of January 17, 2008 to former holders of Cuchulainn common stock purchase warrants

4.2	Form of Registration Rights Agreement, dated as of January 16, 2008, by and between NanoSensors and the former stockholders of Cuchulainn

4.3	Senior Promissory Note, dated December 12, 2007 executed by NanoSensors and delivered to Cuchulainn

99.1	Press Release issued January 17, 2008

Index to Financial Statements

Page

Audited Financial Statements of NanoSensors, Inc. as of November 30, 2006 and for the period from Inception (December 23, 2003) through November 30, 2006

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of November 30, 2006 and 2005	F-3

Statements of Operations for the Cumulative Period from Inception (December 23, 2003) to November 30, 2006, Twelve Months Ended November 30, 2006 and Twelve Months Ended November 30, 2005	F-4

Statements of Cash Flows for the Cumulative Period from Inception (December 23, 2003) to November 30, 2006, the Twelve Months Ended November 30, 2006 and Twelve Months Ended November 30, 2005	F-5

Statement of Stockholders’ Deficit for the Period from Inception (December 23, 2003) to November 30, 2006	F-6

Notes to Financial Statements	F-7

Unaudited Financial Statements of NanoSensors, Inc. as of August 31, 2007 and for the nine month period ended August 31, 2007

Balance Sheets - August 31, 2007 (unaudited) and November 30, 2006	F-23

Statements of Operations for the Period from date of Inception (December 23, 2003) to August 31, 2007 and the nine and three month periods ended August 31, 2007 and August 31, 2006 (unaudited)	F-24

Statement of Cash Flows for the Period from date of Inception (December 23, 2003) to August 31, 2007 and the nine month periods ended August 31, 2007 and August 31, 2006 (unaudited)	F-25

Statement of Stockholders’ Deficit for the Period from the date of Inception (December 23, 2003) to August 31, 2007 (unaudited)	F-26

Notes to Financial Statements (unaudited)	F-27

Audited Financial Statements of Cuchulainn Holdings, Inc. as of November 30, 2007 and for the period from Inception (July 5, 2007) through November 30, 2007

Report of Independent Accountant	F-36

Balance Sheet as of November 30, 2007	F-37

Statements of Operations for the Cumulative Period from Inception (July 5, 2007) to November 30, 2007	F-38

Statements of Cash Flows for the Cumulative Period from Inception (July 5, 2007) to November 30, 2007	F-39

Statement of Stockholders’ Deficit for the Period from Inception (July 5, 2007) to November 30, 2007	F-40

Notes to Financial Statements	F-42

Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations of NanoSensors, Inc. for the nine months ended August 31, 2007 and Cuchulainn Holdings, Inc. for the period from Inception (July 5, 2007) to November 30, 2007	29

Unaudited Pro Forma Condensed Consolidated Balance Sheet of NanoSensors, Inc. as of August 31, 2007 and Cuchulainn Holdings, Inc. as of November 30, 2007	30

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	31-33

Board of Directors and Stockholders of
NanoSensors, Inc.
Santa Clara, California

We have audited the accompanying balance sheets of NanoSensors, Inc. (a development stage company) as of November 30, 2006 and 2005, and the related statements of operations, shareholders' deficit and cash flows for the years then ended and for the cumulative period from inception (December 23, 2003) to November 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NanoSensors, Inc. at November 30, 2006 and 2005 and the results of its operations and its cash flows for the years then ended and for the cumulative period from inception (December 23, 2003) to November 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has negative working capital and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lazar Levine & Felix LLP
Lazar Levine & Felix LLP

New York, New York February 23, 2007

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
BALANCE SHEETS

	November 30, 2006	November 30, 2005

ASSETS

CURRENT ASSETS:
Cash	$244,915	$191,940
Cash held in escrow	715,000	-
Other current assets	28,426	-

TOTAL CURRENT ASSETS	988,341	191,940

PROPERTY AND EQUIPMENT - net of accumulated
depreciation of $5,440 and $3,200, respectively	14,030	4,800

OTHER ASSETS:
Deposit and other assets - net of amortization	6,333	3,000

TOTAL ASSETS	$1,008,704	$199,740

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$281,338	$246,830
Accounts payable - related party	37,500	163,757
Derivative liability from warrants issued	2,106,300	-
Accrued employee benefits	7,987	-
Client escrow funds	715,000	-

TOTAL CURRENT LIABILITIES	3,148,125	410,587

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:
Preferreed stock, $.001 par value; 20,000,000 shares
authorized; no shares issued	-	-
Common stock, $.001 par value; 500,000,000 shares
authorized; 332,226,698 and 205,025,000 shares issued
and outstanding in 2006 and 2005, respectively	332,227	205,025
Additional paid-in capital	714,250	659,752
Deficit accumulated during the development stage	(3,185,898)	(1,075,624)

	(2,139,421)	(210,847)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,008,704	$199,740

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	For the Cumulative Period from Inception (December 23, 2003) to November 30, 2006	Twelve Months Ended November 30, 2006	Twelve Months Ended November 30, 2005

NET SALES	$11,688	$-	$-

COSTS AND EXPENSES:
General and administrative expense	1,111,784	618,079	239,320
Research and development	554,959	77,509	17,210
Depreciation and amortization	40,358	3,907	15,850
Write-off of licenses	61,750	-	61,750

TOTAL COSTS AND EXPENSES	1,768,851	699,495	334,130

LOSS FROM OPERATIONS	(1,757,163)	(699,495)	(334,130)

OTHER INCOME(EXPENSE)
Expense related to fair value of warrant liability	(1,394,674)	(1,394,674)	-
Interest expense	(40,104)	(21,500)	-
Interest income	6,043	5,395	5
LOSS BEFORE INCOME TAXES	(3,185,898)	(2,110,274)	(334,125)

Provision (credit) for income taxes	-	-	-

NET LOSS	$(3,185,898)	$(2,110,274)	$(334,125)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.02)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	208,630,978	255,619,000	202,471,575

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	For the Cumulative Period from Inception (December 23, 2003) to November 30, 2006	Twelve Months Ended to November 30, 2006	Twelve Months Ended to November 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,185,898)	$(2,110,274)	$(334,125)
Adjustment to reconcile net loss to net cash utilized in
operating activities:
Depreciation and amortization	40,358	3,907	15,850
Write-off of licenses	61,750	-	61,750
Stock based compensation and warrants issued	73,652	60,750	-
Expenses related to fair value of warrant liability	1,394,674	1,394,674	-
Change in operating assets and operating liabilities:
Inventory	-	-	16,072
Prepaid expenses and other assets	(28,426)	(28,426)	-
Accrued payroll and employee benefits	5,077	5,077	-
Accounts payable and accrued expenses	445,747	(88,839)	163,835
Net cash used by operating activities	(1,193,066)	(763,131)	(76,618)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(19,470)	(11,470)	-
Purchase of license	(90,000)	-	-
Deposit and other assets	(8,000)	(5,000)	-
Net cash used in investment activities	(117,470)	(16,470)	-
CASH FLOW FROM FINANCING ACTIVITIES:

Net proceeds from issuance of common stock	1,555,451	832,576	255,000
Net cash provided by financing activities	1,555,451	832,576	255,000

NET INCREASE IN CASH	244,915	52,975	178,382
Cash at beginning of period	-	191,940	13,558

CASH AT END OF PERIOD	$244,915	$244,915	$191,940

NON CASH FLOWS FROM OPERATING ACTIVITIES:
Issuance of 116,350,000 common shares for services	12,902	-	-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	18,604	-	-
Receipt of escrow funds reflected as asset and liability	715,000	715,000	-
Cashless exercise of warrants into common stock	24,352	24,352	-
Warrants issued recorded as liability	711,626	711,626	-
Dividend expenses on induced conversion of warrants	203,200	203,200	-

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS’ EQUITY

	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
BALANCE AT DECEMBER 23, 2003 ( INCEPTION)		$-	$-	$-	$-

Issuance of common stock for license at $0.0001	50,000,000	50,000	(45,000)	-	5,000

Issuance of common stock for services and expenses at $0.0001 per share	114,500,000	114,500	(103,050)	-	11,450

Issuance of common stock for cash at $0.005 per share net of issuance costs	95,000	95	380	-	475

Issuance of common stock for cash at $0.020 per share - net of issuance costs	27,500,000	27,500	435,500	-	463,000

Issuance of common stock for note receivable - at $0.005 per share - paid in June 2004	880,000	880	3,520	-	4,400

Issuance of common stock for payment of debt at $0.020 per share	6,200,000	6,200	117,800	-	124,000

Issuance of common stock for expenses at $0.00078 per share	1,850,000	1,850	(398)	-	1,452

Net Loss	-	-	-	(741,499)	(741,499)

BALANCE AS OF NOVEMBER 30, 2004	201,025,000	201,025	408,752	(741,499)	(131,722)

Issuance of common stock for cash at $0.020 per share	1,500,000	1,500	28,500	-	30,000

Issuance of common stock for cash at $0.10 per share, net of issuance costs	2,500,000	2,500	222,500	-	225,000

Net Loss	-	-	-	(334,125)	(334,125)

BALANCE AS OF NOVEMBER 30, 2005	205,025,000	205,025	659,752	(1,075,624)	(210,847)

Issuance of common stock for cash at $0.025 per share	500,000	500	12,000	-	12,500

Issuance of common stock for cash at $0.030 per share	900,000	900	26,100	-	27,000

Issuance of common stock for cash at $0.01 per share net of fees and fair value of warrant liability	16,000,000	16,000	-	-	16,000

Cashless exercise of 2,250,000 warrants into common stock net of fees and warrant liability	1,800,000	1,800	(1,800)	-	-

Adjustment resulting from warrant modification	-	-	66,750	-	66,750
Deemed dividends re: induced conversion of warrants	-	-	(66,750)	-	(66,750)

Issuance of common stock for cash at $0.01 shares net of fees and fair value of warrant liability	65,450,000	65,450	-	-	65,450

Cashless exercise of 14,150,000 warrants into common stock	12,270,645	12,271	(12,271)	-	-

Adjustment resulting from warrant modification	-	-	95,550	-	95,550
Deemed dividends re: induced conversion of warrants	-	-	(95,550)	-	(95,550)

Issuance of common stock for cash at $0.01 shares net of fees and fair value of warrant liability	20,000,000	20,000	(20,000)	-	-

Cashless exercise of 12,950,000 warrants into common stock	10,281,053	10,281	(10,281)	-	-

Stock Based Compensation	-	-	60,750	-	60,750

Adjustment resulting from warrant modification	-	-	40,900	-	40,900
Deemed dividends re: induced conversion of warrants	-	-	(40,900)	-	(40,900)

Net Loss				(2,110,274)	(2,110,274)

BALANCE AS OF NOVEMBER 30, 2006	332,226,698	$332,227	$714,250	$(3,185,898)	$(2,139,421)

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2006

1.	ORGANIZATION:

The Company was incorporated under the laws of the State of Nevada on December 23, 2003 with authorized common stock of 500,000,000 shares at $.001 par value. The Company effected a 10:1 stock split as of January 5, 2006. The Financial Statements presented here for the periods prior to this date have been restated to give effect to this stock split as if the split occurred at the date of inception.

The Company was organized for the purpose of the development and marketing of sensors to detect explosives, chemicals, and biological agents. The Company is in the development stage and has not started any significant commercial operations.

The Company has elected November 30 as its fiscal year end.

2.	GOING CONCERN:

The Company has incurred recurring operating losses in each of the periods since Inception (December 23, 2003) to November 30, 2006 aggregating $3,185,898 and has a working capital deficit of $2,159,784 as of November 30, 2006. Excluding the liability for warrants accounted for as a derivative, the net working capital deficit is $53,484. The recurring operating losses are due to the Company being in the development stage, and that it has yet to establish commercial operations. The Company has no cash flows from revenues, and has been utilizing the proceeds from the sale of its securities on research and development activities and administrative costs.

The Company will need additional capital for its future planned activity and for payment of its current liabilities, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon sales, the exercising of outstanding warrants, and the proceeds from additional common stock offerings or debt financings. The net proceeds from these sources are expected to meet the Company’s needs for the coming year.

If the Company does not obtain additional capital from these sources, other funds will be needed in order to produce other products currently in development. If additional funds are required earlier than anticipated there can be no assurance that the Company will be able to obtain such funds from financial institutions, government funding, the exercise of the warrants, and otherwise on a basis deemed acceptable.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital.

Basic and Diluted Net Income (Loss) Per Share

The Company presents “basic” and, if applicable, “diluted” earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS 128”). Basic earnings per common share are calculated by dividing net income by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of warrants, were issued during the period. Due to a net loss for all periods presented, the effect of warrants in the calculation of diluted loss per share is anti-dilutive and has been excluded. Outstanding warrants as of November 30, 2006 and 2005 aggregated 160,315,000 and 60,825,000, respectively. All per common share calculations reflect the 10:1 stock split made effective as of January 5, 2006.

Financial and Concentrations Risk- Cash and Cash Equivalents

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash. Cash balances are maintained in accounts that are federally insured up to $100,000. At times the Company may have balances in excess of such limits and the credit risk is mitigated by the Company by maintaining such balances in financial institutions of high credit quality.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Property and Equipment

The Company's property and equipment consists of the following:
	2006	2005
Office Equipment	$19,470	$8,000
Less accumulated depreciation	(5,440)	(3,200)
	$14,030	$4,800

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computer software and equipment and five and seven years for office furniture and equipment. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations. Depreciation expense charged to the Statement of Operations for the twelve months ended November 30, 2006 and 2005, and for the cumulative period from inception (December 23, 2003) to November 30, 2006 was $2,240, $1,600 and $5,440 respectively.

Research and Development Costs

Research and development costs are related primarily to the Company’s developing early prototypes. Research and development costs are expensed as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

As of November 30, 2006, the tax benefit of approximately $700,000 from loss carry-forwards has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current commercial operations. The benefit of the net operating loss will expire in various years beginning in 2023. Due to losses, the Company has no provision for income taxes.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were used in preparing these financial statements, but are not expected to be material.

Internal Use Software Costs

Internal use software and web site development costs are capitalized in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and Emerging Issues Task Force (EITF) Issue No. 00-02, "Accounting for Web Site Development Costs." Qualifying costs incurred during the application development stage, which consist primarily of outside services and NanoSensors’ consultants, are capitalized and amortized over the estimated useful life of the asset. All other costs are expensed as incurred. All costs for internal use software for the period ended November 30, 2006, have been expensed as research and development expense.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of NanoSensors.

Advertising

Costs of advertising and marketing will be expensed as incurred. No advertising and marketing costs were incurred for the period ended November 30, 2006.

Recently Issued Accounting Pronouncements that Affect the Company

Statement of Financial Accounting Standard 154, Accounting Changes and Error Corrections (“SFAS 154”)

In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 (Accounting Changes) and FASB No. 3 (Reporting Accounting Changes in Interim Financial Statements), that changes requirements for the accounting for and reporting of a change in accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This statement carries forward without change the guidance contained in APB 20 for reporting the correction of an error and the change in accounting estimate. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005. Early adoption is permitted.

Statement of Financial Accounting Standard 157, Fair Value Measurements (“SFAS 157”)

In September 2006, the Financial Accounting Standard Board issued a standard that provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances.

This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.

SEC Staff Accounting Bulletin 108 (“SAB 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements.

Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement—including the reversing effect of prior year misstatements—but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company's financial statements and the related financial statement disclosures. This model is commonly referred to as a "dual approach" because it requires quantification of errors under both the iron curtain and the roll-over methods. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the "dual approach" had always been used or (ii) recording the cumulative effect of initially applying the "dual approach" as adjustments to the carrying values of assets and liabilities as of December 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.

Financial Accounting Standards Board (FASB) No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”)

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48), which provides clarification related to the process associated with accounting for uncertain tax positions recognized in consolidated financial statements. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FIN 48 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. We are required to adopt FIN 48 on December 1, 2007, although early adoption is permitted. We are currently evaluating the impact of adopting FIN 48 on our consolidated financial statements.

FSP FAS 123(R )-5, Amendment of FASB Staff Position FAS 123(R)-1

FSP FAS 123(R)-5 was issued in October 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the anti-dilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website. We will evaluate whether the adoption will have any impact on our financial statements.

Accounting for Warrants and Freestanding Derivative Financial Instruments

The Company evaluates its warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock” (“EITF 00-19”).  If the warrant is determined to be a derivative, the fair value of the warrants is marked-to-market each balance sheet date and recorded as a liability. The change in fair value of the warrants is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under FAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. In the event that the warrants are determined to be equity, no value is assigned for financial reporting purposes.

The valuation of the warrant liability is based on a Black Scholes model, and may vary significantly based on factors such as the exercise price, remaining time left to exercise the warrants, recent volatility (change) in the price of our common stock, risk free interest rate and the market price of our common stock.

Non-employee Compensation

The Company measures compensation expense for its non-employee stock-based compensation under FASB 123 and the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the options and warrants issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of the options and warrants on the earlier of the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital.

The valuation of the options and warrants is based on a Black Scholes model, and may vary significantly based on factors such as the exercise price, remaining time left to exercise the warrants, recent volatility (change) in the price of our common stock, risk free interest rate and the market price of our common stock on the date of vesting.

Stock Based Compensation: Employees and Directors

Effective March 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123 (Revised 2004), “Share-Based Payment,”. The fair value of stock options granted is determined using the Black-Scholes option-pricing formula and a single option award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Although the Company’s Board of Directors approved the grant of options to certain employees and directors during the 2006 fiscal year, these awards were granted subject to shareholder approval, which occurred subsequent to the end of our 2006 fiscal year. Accordingly, no options were deemed granted to employees or directors during 2006.

4.	WARRANT DERIVATIVE LIABILITY AND STOCK BASED COMPENSATION:

Warrants Issued to Investor and Agents

The Company evaluates its warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  If the warrant is determined to be a derivative or the embedded feature is required to be bifurcated, the fair value of the warrants or embedded feature is recorded as a liability and marked-to-market each balance sheet date. The change in fair value of the warrants or the embedded feature, if any, at each balance sheet date is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under FAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. In the event that the warrants are determined to be equity, no value is assigned for financial reporting purposes.

The valuation of the warrant liability is based on a Black Scholes model and may vary significantly, based on factors such as the exercise price, remaining time left to exercise the warrants, recent volatility (change) in the price of the Company’s common stock, risk free interest rate and the market price of the Company’s common stock.

Stock-Based Compensation

Accounting for Employee Awards:

On August 3, 2006 the Company’s Board of Directors unanimously approved the NanoSensors Equity Incentive Plan (“2006 Equity Incentive Plan”), and subsequent to the Balance Sheet date the Company’s stockholder’s approved the 2006 Equity Incentive Plan at the Annual Meeting that took place on December 13, 2006. The 2006 Incentive Plan will permit the Company to provide a broad range of stock awards to its employees, directors and consultants, and is the Company’s primary equity incentive plan.

The Company will account for all employee awards in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces SFAS No. 123, Accounting for Stock-Based Compensation ("FAS 123"), and supersedes Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related interpretations. FAS 123(R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company will utilize the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 107, which provides the Staff's views regarding the interaction between FAS 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

Accounting for Non-employee Awards:

The Company accounts for options and warrants granted to its non-employee consultants and non-employee registered representatives using the fair value cost in accordance with FAS 123 and EITF No. 96-18. The adoption of FAS 123(R) and SAB 107 as of March 1, 2006 had no material impact on the accounting for non-employee awards. The Company continues to consider the additional guidance set forth in EITF Issue No. 96-18 ("EITF 96-18"), “Accounting for Equity Instruments That Are Issued to Other Than Employees”.

Stock-based compensation expense related to NanoSensors’ share-based compensation arrangements is being recorded as a component of general and administrative expense and research and development expense in accordance with the guidance of Staff Accounting Bulletin 107, Topic 14, paragraph F, Classification of Compensation Expense Associated with Share-Based Payment Arrangements .

Stock based compensation expense related to non-employee stock options and warrants recognized in the operating results for the twelve months ended November 30, 2006 and 2005, and for the period from December 23, 2003 (inception), through November 30, 2006 can be summarized as follows:

	Twelve Months Ended November 30, 2006		Inception through November 30,
Stock based compensation expense	2006	2005	2006
Non-employee — research and development	$0	$0	$0
Non-employee — general and administrative	39,250	0	39,250
Subtotal non-employee stock option and warrant grants	39,250	0	39,250
Total stock based compensation expense	$39,250	$0	$39,250

Non-operating expense
Interest Expense	$21,500	$0	$21,500

The weighted average estimated fair value of non-employee stock options and warrants granted in the twelve months ended November 30, 2006 was $0.028. The fair value of options and warrants at the date of grant was estimated using the Black-Scholes option pricing model. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is the contractual term of the options and warrants.

The assumptions made in calculating the fair values of non-employee options and warrants are as follows:

Twelve Months Ended November 30, 2006
Expected volatility	180%
Expected dividend yield	0%
Risk-free interest rate	4.45%
Expected term (in years)	4.66

The following table represents all outstanding warrants as of November 30, 2006:

	Grant Date	Expiration Date	Number	Exercise Price
Warrants Outstanding
Other Warrants	1/21/2004	1/21/2007	75,000	$0.02
April 2004 Private Placement Agent	4/30/2004	4/30/2009	27,500,000	0.01
November 2005 Private Placement	11/10/2005	11/10/2010	3,000,000	0.01
May / June 2006 Private Placement	5/26/2006	5/26/2011	16,000,000	0.04
May / June 2006 Private Placement Agent	5/26/2006	12/19/ 2011	3,200,000	0.01
May / June 2006 Private Placement	6/13/2006	6/13/2011	41,800,000	0.04
May / June 2006 Private Placement Agent	6/13/2006	12/19/ 2011	8,360,000	0.01
May / June 2006 Private Placement	6/27/2006	6/27/2011	23,650,000	0.04
May / June 2006 Private Placement Agent	6/27/2006	12/19/ 2011	4,730,000	0.01
May / June 2006 Private Placement	10/12/2006	10/12/2011	20,000,000	0.04
May / June 2006 Private Placement Agent	10/12/2006	12/19/ 2011	4,000,000	0.01
Technical Advisory Board	7/3/2006	7/3/2011	5,000,000	0.06
Finance Consultant	8/21/2006	8/21/2011	1,000,000	0.07
Accrescent Research, Inc.	9/5/2006	9/5/2011	2,000,000	$0.04

Total Warrants Outstanding			160,315,000

5.	SHAREHOLDERS’ EQUITY:

Forward Stock Split

On December 16, 2005, a Definitive Information Statement on Schedule 14C was mailed to shareholders of record as of December 5, 2005, to notify shareholders of (i) the amendment to our Articles of Incorporation to increase in the number of authorized shares from 50 million to 500 million shares of common stock and to authorize 20 million shares of serial preferred stock, $.001 par value, and (ii) our decision to effect a 10 for 1 forward stock split in which we would issue ten shares of common stock (consisting of 9 additional shares) for every one share of common stock outstanding as of January 12, 2006. We effected this forward stock split as of January 26, 2006 and it was effective on the OTCBB as of January 27, 2006. Upon the effectiveness of the forward split, the number of shares of common stock deemed to be issued and outstanding on the effective date increased from 20,642,500 to 206,425,000. Unless otherwise noted, the share and per share data in this Annual Report, including the historical financial statements, give retroactive effect to the 10 for 1 forward split.

The following table is a summary of common stock and warrants to purchase common stock issued from inception. As of the period ending November 30, 2006, the Company had 332,226,698 shares outstanding.

	Common Shares Post-split	Common Shares (post split) Issuable for Warrants Issued	Reference
Issued during Period ended November 30, 2004
Issuance of common stock for license at $.0001 per share	50,000,000	—	(1)
Issuance of common stock for services and expenses at $.0001 per share	114,500,000	825,000	(2), (3)
Issuance of common stock for cash at $.005 per share	95,000	—	(4)
Issuance of common stock for cash at $.020 per share - net of issuance costs	27,500,000	56,000,000	(5), (6)
Issuance of common stock for cash - at $.005 per share - paid in June 2004	880,000	—	(4)
Issuance of common stock for payment of debt at $.020 per share	6,200,000	—	(7)
Issuance of common stock for expenses at $.00078 per share	1,850,000	—	(3)
Issued during Year ended November 30, 2005	—	—
Issuance of common stock for cash at $.020 per share	1,500,000	1,500,000	(8)
Issuance of common stock for cash at $0.10 per share	2,500,000	3,000,000	(9)

Issued during Year ended November 30, 2006
Issuance of common stock for cash at $0.025 per share	500,000	—	(10)
Issuance of common stock for cash at $0.03 per share	900,000	—	(10)
Issuance of common stock for cash at $0.01 per share net of fees and fair value of fair value of warrant liability	16,000,000	19,200,000	(11), (12)
Cashless exercise of 2,250,000 warrants into common net of fees and warrant liability	1,800,000	—	(13)
Issuance of common stock for cash at $0.01 per share net of fees and fair value of fair value of warrant liability	65,450,000	78,540,000	(11), (12)
Cashless exercise of 14,150,000 warrants into common net of fees and warrant liability	12,270,645	—	(14)
Issuance of common stock for cash at $0.01 per share net of fees and fair value of fair value of warrant liability	20,000,000	24,000,000	(11), (12)
Cashless exercise of 12,950,000 warrants into common net of fees and warrant liability	10,281,053	—	(15)
Total issuances as of November 30, 2006	332,226,698	183,065,000

(1) On December 11, 2003, the Company issued 50,000,000 shares of common stock for the purchase of a license with an estimated value of $5,000.

(2) The Company issued, during the period from Inception (December 23, 2003) to November 30, 2004, 50,000,000 shares of common stock for services rendered by the CEO to the Company and 62,500,000 shares of common stock for services rendered by a loan consultant, all of which costs were expensed in the Statement of Operations for the period ended November 30, 2004.

(3) The Company issued 3,850,000 shares of common stock in aggregate to lenders and a loan consultant. Of these shares, 3,000,000 shares of common stock were issued to an unaffiliated lender at inception of his making two loans totaling $120,000 (see reference (5) below), 750,000 shares of common stock were issued to another lender at inception of another loan of $30,000 (see reference (6) below) and 100,000 shares of common stock were issued to a loan consultant in connection with these borrowings. The value of these 3,850,000 shares have been expensed as loan costs in the Statement of Operations for the period ended November 30, 2004. In addition, the lender of the $30,000 note was issued at inception of the loan, warrants to purchase 750,000 shares of Common Stock, and the loan consultant was issued 75,000 warrants to purchase 75,000 shares of Common Stock. Both are exercisable at $.02 per share, expiring on January 21, 2007.

(4) The Company issued 95,000 shares for cash consideration.

(5) Issued 27,500,000 shares of common stock in a private offering, the "April 2004 Private Placement." The private placement of units each consisted of ten shares of common stock and one Class A Warrant to purchase ten shares of Common Stock for five years at $6.03 per share, expiring on April 30, 2009. The Company received $463,000 net of expenses of $87,000 incurred in the private offering. The actual funds received by the Company were $363,000 as Bridge Notes totaling $100,000 (see below) were repaid out of these funds. In February 2004, the Company borrowed $100,000 in the aggregate from two private investors obtained through the Company's investment banker, who received a 10% sales commission and a 3% non-accountable expense allowance. Interest on each note (the "Bridge Notes") accrued at a rate of 10% per annum. Payment of the Bridge Notes was guaranteed by the Company's two founders. As consideration for the borrowings, in addition to the promissory notes, both investors received five-year warrants to purchase 500,000 shares of common stock exercisable at $.025 per share, expiring on February 28, 2009.

(6) In April 2004, the Company entered into a Placement Agent Agreement with an investment banking firm to privately offer and sell on a "best efforts" basis, $550,000 of its securities in a private offering the "April 2004 Private Placement." As consideration, the placement agent received warrants to purchase 13,750,000 warrants at the exercise price of $.020 per unit exercisable until April 30, 2009 and in addition received a right to another 13,750,000 warrants with an exercise price of $.030 per unit exercisable until April 30, 2009.

(7) 6,200,000 shares of common stock was issued in repayment of notes totaling $120,000 and accrued interest of $4,000 on these notes. In December 2003 and February 2004, the Company borrowed $80,000 and $40,000, respectively, from one unaffiliated lender. These loans bore interest at a rate of 10% per annum.

(8) On January 17, 2005, the Company issued 1,500,000 shares of common stock and warrants to purchase an additional 1,500,000 shares at an exercise price of $.03 per share, expiring on January 17, 2010 for a cash consideration of $30,000.

(9) On November 10, 2005, the Company closed on an offering of 250,000 units for an aggregate of $250,000, with each Unit consisting of ten shares of common stock and one five year warrant expiring on November 30, 2010 to purchase ten shares of Common Stock at an exercise price of $.225 per share. As consideration, the financial consultant to the Company received a lump sum financial advisory fee of $10,000 plus reimbursement of certain reasonable expenses in lieu of any and all other compensation which had been due under the Placement Agent Agreement dated April 2004. The Company received net proceeds of $225,000. During the quarter ended on August 31, 2006 the Company issued an additional 500,000 warrants to the investor from its November 2005 private offering. The Company issued these warrants pursuant to the liquidated damages penalty provision of the subscription agreement entered into between the Company and the investor.

(10) During the quarter ended February 28, 2006, the Company issued 500,000 shares of common stock on the exercise of warrants at $0.025 per share for proceeds of $12,500, and another 900,000 shares of common stock on the exercise of warrants at $0.030 per share for proceeds of $27,000.

(11) Issued 101,450,000 (16,000,000 May 2006, 65,450,000 June 2006 and 20,000,000 October 2006) of its securities consisting of Common Stock and Common Stock Purchase Warrants the "May 2006 Private Placement." The terms and conditions related to this offering are summarized in Footnote 6 (Private Placement).

(12) In May 2006, the Company entered into a Placement Agent Agreement with an investment banking firm to privately offer and sell on a "best efforts" basis, $1,750,000 of its securities in a private offering the “May 2006 Private Placement. ”As consideration, the placement agent received warrants to purchase 20% of the Common Stock and Common Stock Purchase Warrants sold in the Private Placement. The terms and conditions related to these warrants are summarized in 6 (Private Placement). The terms and conditions related to this offering are summarized in Footnote 6 (Private Placement).

(13) During the quarter ended May 31, 2006, the Company reduced the exercise price on 750,000 and 1,500,000 warrants held by one investor from $.02 and $.03 respectively to $.01 if these were exercised within 30 days and on a cashless basis. The investor exercised the warrants at the reduced price on a cashless basis and the Company issued a total of 1,800,000 shares of common stock. The Company recorded this as a modification of the warrant and the resulting difference of $66,750 between the fair value of the warrant immediately prior to modification and the fair value of the modified warrant on the date of exercise was recorded as dividend expense. Due to an accumulated deficit, the dividend expense of $66,750 was recorded against additional paid-in capital instead of retained earnings resulting in no impact on additional paid-in capital. The cashless exercise was recorded by accounting for the issue of 1,800,000 million shares at the par value in “common stock” with an offset to “Additional Paid in Capital”.

(14) During the quarter ended August 31, 2006, holders of 13,650,000 warrants exercised their warrants and the Company issued an aggregate of 11,884,281 shares of common stock. The Company recorded this as a modification of the warrant and the resulting difference of $95,550 between the fair-value of the warrants immediately prior to modification and the fair value of the modified warrants as of date of exercise, was recorded as dividend expense. Due to an accumulated deficit, the dividend expense of $95,550 was recorded against additional paid-in capital instead of retained earnings resulting in no impact on additional paid-in capital. In addition, during this quarter, a holder of 500,000 Bridge warrants exercised them on a cashless basis at an exercise price of $0.025. The Company issued 386,364 shares of common stock to the Bridge warrant holder. The cashless exercises were recorded by accounting for the issue of 12,270,645 shares at the par value in “common stock” with an offset to “Additional Paid in Capital”.

(15) During the quarter ended November 30, 2006, holders of 12,950,000 warrants exercised their warrants and the Company issued an aggregate of 10,281,053 shares of common stock. The Company recorded this as a modification of the warrant and the resulting difference of $40,900 between the fair-value of the warrants immediately prior to modification and the fair value of the modified warrants as of date of exercise, was recorded as dividend expense. Due to an accumulated deficit, the dividend expense of $40,990 was recorded against additional paid-in capital instead of retained earnings resulting in no impact on additional paid-in capital. The cashless exercises were recorded by accounting for the issue of 10,281,053 shares at the par value in “common stock” with an offset to “Additional Paid in Capital”.

6.	PRIVATE PLACEMENT:

Private Placement

On May 11, 2006 the Company commenced a private offering of its securities consisting of shares of Common stock and Common Stock Purchase Warrants. The terms and conditions of various agreements provide for certain key features related to this offering, which are briefly summarized as follows:

The Securities Purchase Agreement provided that each unit is at $.01 with a minimum investment of $50,000. Each unit entitles the investor to one common share (par value of $.001) and one warrant (“Investor Warrant”). The offering was for 1,000,000 units with an additional 750,000 units as oversubscription amount. Pursuant to this agreement, the Company agreed that 60% of the gross proceeds will remain in escrow until the registration statement contemplated by the Registration Rights Agreement is declared effective by the Securities and Exchange Commission and the Company obtains shareholder approval to increase its authorized capital. Investor Warrants are exercisable at $0.04 per share for a period of five years from the date of issuance. Investor Warrants have provision for cashless exercise at the option of the holder, redemption features at the option of the Company, transfer restrictions, registration rights and exercise limitations. The agreement also provides for appointment to its Board of Directors (the “Board”) of one independent director nominated for election by the purchasers of a majority of the Units subscribed for and nomination of such individual for reelection to the Board for at least two subsequent years.

The Company was required to pay to a Selling Agent, under a Selling Agent Agreement, a 10% commission on gross proceeds received by the Company and a 3% non-accountable expense reimbursement. The 10% commission is initially payable only on the non-escrowed funds and on the escrowed funds it is payable when they are released to the Company. Also, the Company is required to issue to the Selling Agent, warrants (“Agent Warrant”) equal to 20% of the total number of shares sold in the private placement. Each Agent Warrant is to be issued to the Selling Agent for $.0001 and the warrant is exercisable into one common share and one warrant at $.01 each. The additional warrant is further convertible into common shares at $.01 each. Both warrants are exercisable for five years. The terms of the Agent Warrants are generally similar to Investor Warrants, except for initial payment of $.0001 for each Agent Warrant compared to none for an Investor Warrant; exercise price of $.01 compared to $.04; consideration is one common share and one warrant for each Agent Warrant as compared to just one common share for the Investor Warrant and the Agent Warrants also have a cashless exercise at any time. The Investor Warrants have a cashless exercise, if after 180 days following the final closing of the offering, an effective registration statement is not available for the resale of all of the warrant shares to be issued against the warrant.

The Registration Rights Agreement provides for preparing and filing with the SEC a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each of the following events of non-compliance, (i) late filing of a Registration Statement, (ii) the Registration Statement is not declared effective by SEC prior to the 100th day or 120th day (as the case may be) or (iii) if after the effective date, the Registration Statement ceases to be effective for any reason, would result in a penalty of 2% per month of purchase price paid by each Investor up to a maximum of 6 months for each penalty event. The Company at its option may, instead of cash issue shares for the 2% penalty based on the five-day average of closing bid price of the Company’s Common Stock for five trading days immediately preceding the penalty event.

In June 2006, the Company completed this private placement of units and raised total gross proceeds of $1,729,500 from the sale of a total number of units consisting of 172,950,000 shares of common stock and five-year investor warrants to purchase 172,950,000 shares of common stock at an exercise price of $0.04 per share. Each unit was sold at a price of $50,000. Of this amount, as of November 30, 2006, $715,000 was retained in escrow. Accordingly, the aggregate offering proceeds released to the Company at November 30, 2006, was $1,014,500, and the net proceeds to the Company, after payment of expenses and commissions, was approximately $793,000. The Company is using the offering proceeds for working capital and payment of accrued compensation. The Company has paid (as of November 30, 2006) $101,450 to the selling agents and issued 20,290,000 Agent Warrants to the selling agents. Each warrant is exercisable into one share common stock and one common stock purchase warrant (which, on a fully-diluted basis, would result in the issuance of an aggregate of 40,580,000 shares of common stock upon exercise).

The Company has issued, as of November 30, 2006, an aggregate of 101,450,000 shares of common stock and warrants to purchase 101,450,000 shares of common stock to the investors and upon its satisfaction of the post-closing covenants, which occurred in December 2006, issued an additional 71,500,000 shares of common stock and warrants to purchase 71,500,000 shares of common stock to the investors. In addition, upon the Company’s satisfaction of the post-closing covenants, it issued an additional 14,300,000 Unit Warrants to the selling agents (which, on a fully-diluted basis, results in the issuance of an aggregate of 28,600,000 shares of common stock upon exercise) and paid commissions to the selling agents of $71,500 upon the release of the remaining funds from escrow.

The Company has accounted for the warrants issued to the investors and agent as follows: Under provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, an embedded conversion option should be bifurcated and accounted for separately as a derivative instrument, unless the specific requirements for equity classification of the embedded conversion option, as stated in EITF 00-19: Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock (“EITF 00-19”) are met. EITF 00-19 provides that an equity classification is appropriate if the settlement criteria set forth therein for such classification are met and that the additional conditions necessary for equity classification, set forth therein, are also met. Since the liquidated damages under the Registration Rights Agreement could in some cases exceed a reasonable discount for delivering unregistered shares these warrants have been classified as a liability until the earlier of the date the warrants are exercised or expire, as required per paragraphs 14 to 18 of EITF 00-19. Further, in accordance with EITF 00-19, the Company has allocated a portion of the offering proceeds to the warrants based on their fair value.

The Company values the warrants under the Black Scholes option-pricing model with the following assumptions: an expected life equal to the contractual term of the warrants (five years); no dividends; a risk free rate of return ranging from 4.45% to 4.74%, which equals the five-year yield on Treasury bonds at constant (or fixed) maturity; and volatility of between 176% and 183%. The warrants issued during the second quarter to investors and the Selling Agent (16,000,000 and 3,200,000, respectively) were initially valued on the date of issue at $1,590,400, which has been recorded as a debit to additional paid in capital to the extent of the net proceeds of $86,163 and the excess of $1,504,237 has been expensed in the statement of operations. The warrants issued during the third quarter to investors and the Selling Agent (65,450,000 and 13,090,000, respectively) were initially valued on the date of issue at $5,510,120, which has been recorded as a debit to additional paid in capital to the extent of the net proceeds of $445,463 and the excess of $5,064,657 has been expensed in the statement of operations. The warrants issued during the fourth quarter to investors and the Selling Agent (20,000,000 and 4,000,000, respectively) were initially valued on the date of issue at $716,000, which as been recorded as a debit to additional paid in capital to the extent of the net proceeds of $180,000 and the excess of $536,000 has been expensed in the statement of operations.

EITF 00-19 requires that the Company revalue the warrants as a derivative instrument periodically to compute the value in connection with changes in the underlying stock price and other assumptions, with the change in value recorded as interest expense or interest income. Upon the earlier of the warrant exercise or the expiration date, the warrant liability will be reclassified into shareholders’ equity. Until that time, the warrant liability will be recorded at fair value based on the methodology described above. Changes in the fair value during each period will be recorded as other income or other expense. Liquidated damages under the registration rights agreement will be expensed as incurred and will be included in non-operating expenses. As of and during the year-ended November 30, 2006, the 101,450,000 Investor Warrants and the 20,290,000 Agent Warrants were revalued and the change in fair value of these warrants from their initial value of $7,816,520, to $2,106,300 or $5,710,220 has been recorded as reduction of expense related to fair value of warrant liability in the statement of operations.

As described in greater detail in Item 5 of Part II of this Annual Report on Form 10-KSB, as of December 28, 2006, subsequent to the balance sheet date, the remaining $715,000 of gross proceeds was released to the Company from escrow.

The securities sold in the Offering have not been registered under the Securities Act of 1933, as amended, and were offered and sold in reliance upon the exemption from registration set forth in Section 4(2) thereof and Regulation D, promulgated under the Securities Act. The Company believes that the investors and the selling agent are “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act.

7.	RELATED PARTY TRANSACTIONS:

As of November 30, 2006, accounts and advances payable to related parties only consist of consulting fees payable to Dr. Ted Wong in the amount of $37,500 (See Note 8. Employment Agreement with Dr. Ted Wong and Part II, Item 1. Legal Proceedings Dr. Matthew Zuckerman).

8.	COMMITMENTS AND CONTINGENCIES:

Office Lease

The Company leases office space in Santa Clara, California under an operating lease, with a two year commitment expiring February 29, 2008. The monthly payments of base rent plus operating expenses charged to the Statement of Operations for the year ended November 30, 2006 and 2005 and for the cumulative period from inception (December 23, 2003) to November 30, 2006 was $31,840, $32,565 and $97,732, respectively.

The Company’s remaining obligations under this lease are $32,083 for the period from December 1, 2006 to November 30, 2007 and $8,121 for the period from December 1, 2007 to February 28, 2008. This lease is personally guaranteed by Dr. Ted Wong.

Michigan State License Agreement

The Company entered into a technology license agreement with Michigan State University effective as of August 21, 2006. Pursuant to this license agreement, the Company was granted the exclusive world-wide right, subject to certain contractually-defined limitations, to use the licensed technology and rights for commercial purposes in the field of detecting certain selected bacteria. The licensed technology and rights are for a nanoporous silicon-based electrochemical DNA biosensor platform that the Company intends to deploy in biosensor devices. The Company also obtained the right to expand the scope of the licensed rights to utilize the licensed technology for additional fields of use. The license agreement has a term of 15 years or the duration of the patent rights licensed, whichever is longer. In consideration of the licenses granted, the Company paid the licensor an up-front cash license fee of $20,000 which was expensed in the statement of operations and will pay royalties based on a percentage of the adjusted gross sales derived from commercial applications of the licensed technologies. The Company is required to pay minimum royalty payments of $10,000 per year commencing in calendar year 2008 through 2012. These minimum royalty payments increase after 2012 as specified in the agreement. These annual minimum fees, may be offset by the earned royalties. The licensor has the right to terminate the license agreement or render the license non-exclusive after three years from the effective date if the Company has not commenced the commercialization of the licensed technology or is not demonstrably engaged in a research, development, manufacturing, marketing or sublicensing program directed toward such end. The licensor may also exercise such rights in the event the Company does not cure a material default of its obligations under the license agreement.

Pohang University License Agreement

The Company entered into a technology license agreement with Pohang University of Science and Technology (South Korea) effective as of September 11, 2006. Pursuant to this license agreement, the Company was granted the exclusive world-wide right, subject to certain contractually-defined limitations, to use the licensed technology and rights for commercial purposes in the field of use of detecting targeted agents for Homeland Security and Environmental Protection Agency applications. The licensed technology and rights relate to the development of carbon nanotube sensor platforms that the Company intends to deploy in sensor devices. The license agreement has a term of 15 years or the duration of the patent rights licensed, whichever is longer. In consideration of the licenses granted, the Company paid the licensor an up-front cash license fee of $20,000 which was expensed in the statement of operations and will pay royalties based on a percentage of the adjusted gross sales derived from commercial applications of the licensed technologies. The Company is required to pay a minimum royalty payments of $10,000 per year commencing in calendar year 2008 through 2012. These minimum royalty payments increase after 2012 as specified in the agreement. These annual minimum fees, may be offset by the earned royalties. The licensor has the right to terminate the license agreement or render the license non-exclusive after three years from the effective date if the Company has not commenced the commercialization of the licensed technology or is not demonstrably engaged in a research, development, manufacturing, marketing or sublicensing program directed toward such end. The licensor may also exercise such rights in the event the Company does not cure a material default of its obligations under the license agreement.

Employment Agreements

On August 3, 2006, the Company entered into three year employment agreements with Ted Wong, Chairman and Chief Executive Officer, and Joshua Moser, Vice President and Chief Operating Officer.

Agreement with Ted Wong

The Company will pay Mr. Wong an annual base salary of $144,000 under the employment agreement and a signing bonus of $40,000. In addition, the Company agrees to pay Mr. Wong a performance bonus of up to a maximum of $50,000 in the event he achieves certain milestones defined in the employment agreement.

In connection with his entering into the employment agreement, the Company awarded Mr. Wong two grants of options, both of which were subject to the approval of the Company's stockholders of the Company’s 2006 Equity Incentive Plan, which was approved on December 13, 2006. The initial grant consisted of options to purchase 5,000,000 shares of common stock, all of which shall vest on the six month anniversary of the effective date of the employment agreement. The second grant consists of options to purchase 13,000,000 shares of common stock, which shall vest in 30 equal monthly installments commencing on the six month anniversary date of the employment agreement. Both options shall be exercisable for a period of ten years at a per share exercise price equal to the closing price of the Company's common stock on the effective date of the employment agreement. Furthermore, all of the options granted to Mr. Wong will become immediately vested and exercisable in accordance with, and subject to, the terms and conditions of such plan, in the event of a change of control of the Company or if Mr. Wong is terminated without cause.

If the Company terminates Mr. Wong's employment without "cause" (as defined in the employment agreement), he is entitled to a severance payment of his base salary, at the rate then in effect, for a period of six months. If Mr. Wong's employment is terminated by the Company for "cause", he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options following the date of termination.

Agreement with Josh Moser

The Company will pay Mr. Moser an annual base salary of $120,000 under the employment agreement.

In connection with his entering into the employment agreement, The Company awarded Mr. Moser two grants of options, both of which were subject to the approval of the Company's stockholders of the Company’s 2006 Equity Incentive Plan, which was approved on December 13, 2006. The initial grant consisted of options to purchase 4,000,000 shares of common stock, all of which shall vest on the six month anniversary of the effective date of the employment agreement. The second grant consists of options to purchase 10,200,000 shares of common stock, which shall vest in 30 equal monthly installments commencing on the six month anniversary date of the employment agreement. Both options shall be exercisable for a period of ten years at a per share exercise price equal to the closing price of the Company's common stock on the effective date of the employment agreement. Furthermore, all of the options granted to Mr. Moser will become immediately vested and exercisable in accordance with, and subject to, the terms and conditions of such plan, in the event of a change of control of the Company or if Mr. Moser is terminated without cause.

If the Company terminates Mr. Moser's employment without "cause" (as defined in the employment agreement), he is entitled to a severance payment of his base salary, at the rate then in effect, for a period of six months. If Mr. Moser's employment is terminated by the Company for "cause", he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options following the date of termination.

Technical Advisory Board

On July 5, 2006, the Company entered into consulting agreements with five technical consultants. Under the terms of these consulting agreements the Company will pay each individual $1,500 per month and issue each consultant warrants exercisable for 1,000,000 shares of its common stock at a per share exercise price based on the Company’s closing price per share on the date each consulting agreement was executed. These warrants vest on a monthly basis over a twenty-four month period. The Company can terminate these agreements, without cause, by providing two months notice. If the Company terminates these agreements within twenty-four months, then the unvested warrants are cancelled. (See Note 4 for accounting of these warrants). These warrants were issued in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended and the securities were issued without any form of general solicitation or general advertising.

Accrescent Research

On September 8, 2006, the Company entered into a consulting agreement with Accrescent Research to assist with developing marketing and business strategies. Under the terms of this consulting agreement the Company will pay Accrescent Research $3,000 per month and issue warrants exercisable for 2,000,000 shares of its common stock at a per share exercise price based on the Company’s closing price per share on the date the consulting agreement was executed. These warrants vest on a monthly basis over a twenty-four month period. The Company can terminate this agreement, without cause, by providing two months notice. If the Company terminates this agreement within twenty-four months, then the unvested warrants are cancelled. (See Note 4 for accounting of these warrants). These warrants were issued in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended and the securities were issued without any form of general solicitation or general advertising.

The following table lists the future payments required on the Company’s commitments at November 30, 2006:

Obligations	2007	2008	2009	2010	2011	Thereafter
Office Lease	$32,083	$8,121	$—	$—	$—	$—
Michigan State Technology License	0.00	10,000	10,000	10,000	10,000	210,000
Pohang University Technology License	0.00	10,000	10,000	10,000	10,000	210,000
Employment Agreements	264,000	264,000	176,000	—	—	—
Technical Advisory Board	90,000	52,500	—	—	—	—
Accrescent Research	36,000	30,000	—	—	—	—
Totals	$422,083	$374,621	$196,000	$20,000	$20,000	$420,000

9.	SUBSEQUENT EVENTS:

Annual Meeting of Stockholders

On December 13, 2006, at the Company’s 2006 Annual Meeting of Stockholders, the Company’s stockholders considered and approved the following proposals:

•	Election of Ted L. Wong and Robert Baron as directors;

•	Approval of the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to 950,000,000 shares; and

•	Adoption of the Company’s 2006 Equity Incentive Plan which includes an initial reserve of 80,000,000 shares of the Company’s common stock.

Final Release of Funds from Escrow

On December 27, 2006, the Company received gross proceeds of $715,000 from escrow after satisfying the covenants it agreed to in connection with its private placement of units, which closed in June 2006 (see Note 6). The Company issued the investors an aggregate of 71,500,000 shares of common stock and warrants to purchase 71,500,000 shares of common stock exercisable for a period of five years at a per share exercise price of $0.04. From the gross proceeds, the Registrant paid additional commissions of $71,500 to the selling agents in the private placement and issued them unit purchase warrants to purchase 14,300,000 units of our securities, consisting of 14,300,000 shares of common stock and 14,300,000 warrants. The unit purchase warrants are exercisable for a period of five years at a per unit exercise price of $0.01. After payment of commissions and expenses associated with this closing, the Registrant will receive net proceeds of approximately $613,500. The Company intends to use the proceeds for working capital and general business purposes. The securities issued were offered and sold in reliance upon the exemption from registration set forth in Section 4(2) thereof and Regulation D, promulgated under the Securities Act. The Registrant believes that the investors and the selling agent are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. The resale of the shares of common stock issued in the closing and issuable upon exercise of warrants, are covered by a Registration Statement on Form SB-2, which was declared effective by the Securities and Exchange Commission on December 19, 2006.

Letter of Intent for Acquisition of Assets of DKL International, Inc.

On January 31, 2007 the Company entered into a non-binding letter of intent to acquire substantially all of the tangible and intangible assets of privately-held DKL International, Inc. DKL is a provider of passive detection technology and related products to the homeland security, defense, military, law enforcement, security, safety, and rescue markets The Letter of Intent provides that the Company will pay a purchase price comprised of issuing common stock to DKL International, assuming certain liabilities of DKL International, and making commitments to provide additional capital at closing to fund the operations of the DKL. In connection with the execution of the Letter of Intent, the Company provided DKL with an initial bridge loan of $40,000, which it will use for working capital and to pay for its acquisition costs pending the closing. Although the Company may provide DKL with additional operating funds pursuant to the bridge loan, the Company has no further obligation unless the parties execute the definitive transaction agreement. The full amount of the bridge loan is secured by a lien on DKL’s assets. In the event the acquisition is completed, the bridge loan will be extinguished. The completion of the transaction is subject to numerous closing conditions, including the negotiation and execution of a definitive acquisition agreement, the completion of due diligence by the parties, compliance with state and federal securities laws and regulations, the approval of the Board of Directors and shareholders of each entity and several other conditions. If a final agreement is reached and the other conditions satisfied, the transaction is expected to close during the second quarter of 2007. However, as a result of the foregoing uncertainties, there can be no assurance that a definitive agreement will be executed or that, if it is, the transaction will be completed.

Warrant Exercises

On February 6, 2007, the Company issued 3,000,000 shares of common stock on the exercise of warrants at $0.01 per share for proceeds of $30,000.

NANOSENSORS, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS

	August 31, 2007	November 30, 2006
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash	$95,848	$244,915
Cash held in escrow	-	715,000
Notes receivable	40,000	-
Other current assets	6,210	28,426

TOTAL CURRENT ASSETS	142,058	988,341

PROPERTY AND EQUIPMENT - net of accumulated depreciation of $0 and $5,440 for August 31, 2007 and November 30, 2006 respectively	-	14,030

OTHER ASSETS:
Deposit and other assets - net of amortization	5,083	6,333

TOTAL ASSETS	$147,141	$1,008,704

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$282,994	$281,338
Accounts payable - related party	6,250	37,500

Derivative liability from warrants issued	553,440	2,106,300

Accrued employee benefits	10,317	7,987
Client escrow funds	-	715,000

TOTAL CURRENT LIABILITIES	853,001	3,148,125

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:
Preferred stock, $.001 par value; 20,000,000 shares
authorized; no shares issued	-	-

Common stock, $.001 par value; 950,000,000 and 500,000,000 shares authorized; 406,726,698 and 332,226,698 shares issued
and outstanding in 2007 and 2006, respectively	406,727	332,227

Additional paid-in capital	872,836	714,250

Deficit accumulated during the development stage	(1,985,423)	(3,185,898)

	(705,860)	(2,139,421)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$147,141	$1,008,704

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Cumulative Period from Inception (December 23, 2003) to August 31, 2007	Nine Months Ended August 31, 2007	Three Months Ended August 31, 2007	Three Months Ended August 31, 2007	Three Months Ended August 31, 2006

NET SALES	$11,688	$-	$-	$-	$-

COSTS AND EXPENSES:
General and administrative expense	1,961,464	849,680	318,865	324,124	190,052
Research and development	638,438	83,479	30,200	15,000	30,200
Depreciation and amortization	42,871	2,513	2,517	958	884
Write-off of licenses	61,750	-	-	-	-

TOTAL COSTS AND EXPENSES	2,704,523	935,672	351,582	340,082	221,136

LOSS FROM OPERATIONS	(2,692,835)	(935,672)	(351,582)	(340,082)	(221,136)

OTHER INCOME (EXPENSE)
Write-off of acquistion cost	(67,255)	(67,255)	-	(67,255)
Income (expense) related to fair value of warrant liability	801,686	2,196,360	(4,241,344)	(69,180)	(2,737,107)
Interest expense	(40,742)	(638)	(21,500)	(385)	(21,500)
Interest income	13,723	7,680	3,205	1,080	3,170
INCOME (LOSS) BEFORE INCOME TAXES	(1,985,423)	1,200,475	(4,611,221)	(475,822)	(2,976,573)

Provision (credit) for income taxes	-	-	-	-	-

NET INCOME (LOSS)	$(1,985,423)	$1,200,475	$(4,611,221)	$(475,822)	$(2,976,573)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE	$(0.01)	$0.00	$(0.02)	$(0.00)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	247,370,746	398,936,552	233,941,005	406,726,698	287,800,929

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Cumulative Period from
	Inception (December 23, 2003)	Nine Months Ended	Nine Months Ended
	to August 31, 2007	August 31, 2007	August 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(1,985,423)	$1,200,475	$(4,611,221)
Adjustment to reconcile net income (loss) to net cash utilized in operating activities:
Write-off of licenses	61,750	-	-
Depreciation and amortization	42,871	2,513	2,517
Stock based compensation and warrants issued	276,738	203,086	38,583
Expenses (income) related to fair value of warrant liability	(801,686)	(2,196,360)	4,241,344
Change in operating assets and operating liabilities:
Prepaid expenses and other assets	(6,210)	22,216	(26,007)
Accrued employee benefits	2,747	2,330	1,269
Accounts payable and accrued expenses	424,925	(25,482)	(194,195)
Net cash used by operating activities	(1,984,288)	(791,222)	(547,710)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(19,470)	-	(1,332)
Proceeds from return of equipment	8,655	8,655	-
Purchase of license	(90,000)	-	-
Deposit and other deferred costs	(8,000)	-	(5,000)
Notes receivable	(40,000)	(40,000)	-
Net cash used in investment activities	(148,815)	(31,345)	(6,332)
CASH FLOW FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock and warrants	2,228,951	673,500	652,576
Net cash provided by financing activities	2,228,951	673,500	652,576

NET INCREASE (DECREASE) IN CASH	95,848	(149,067)	98,534
Cash at beginning of period	-	244,915	191,940

CASH AT END OF PERIOD	$95,848	$95,848	$290,474

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	26,284	7,680	18,604

NON CASH FLOWS FROM OPERATING & FINANCING ACTIVITIES:
Issuance of 116,350,000 common shares for services	12,902	-	-
Cashless exercise of warrants into common stock	24,352	-	14,071
Warrants issued recorded as liability	1,355,126	643,500	531,626
Dividend expenses on induced conversion of warrants	203,200	-	162,300
Release of escrow funds and related liabilitiy	1,729,500	715,000	-
Transfer of fixed assets in payment of liability	124,000	6,250	-

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS’ DEFICIT
(Unaudited)

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
BALANCE AT DECEMBER 23, 2003 ( INCEPTION)		$-	$-	$-	$-

Issuance of common stock for license at $0.0001	50,000,000	50,000	(45,000)	-	5,000

Issuance of common stock for services and expenses at $0.0001 per share	114,500,000	114,500	(103,050)	-	11,450

Issuance of common stock for cash at $0.005 per share	95,000	95	380	-	475

Issuance of common stock for cash at $0.020 per share- net of issuance costs	27,500,000	27,500	435,500	-	463,000

Issuance of common stock for note receivable - at $0.005 per share - paid in June 2004	880,000	880	3,520	-	4,400

Issuance of common stock for payment of debt at $0.020 per share	6,200,000	6,200	117,800	-	124,000

Issuance of common stock for expenses at $0.00078 per share	1,850,000	1,850	(398)	-	1,452

Net Loss	-	-	-	(741,499)	(741,499)

BALANCE AS OF NOVEMBER 30, 2004	201,025,000	201,025	408,752	(741,499)	(131,722)

Issuance of common stock for cash at $0.020 per share	1,500,000	1,500	28,500	-	30,000

Issuance of common stock for cash at $0.10 per share, net of issuance costs	2,500,000	2,500	222,500	-	225,000

Net Loss	-	-	-	(334,125)	(334,125)

BALANCE AS OF NOVEMBER 30, 2005	205,025,000	205,025	659,752	(1,075,624)	(210,847)

Issuance of common stock for cash at $0.025 per share	500,000	500	12,000	-	12,500

Issuance of common stock for cash at $0.030 per share	900,000	900	26,100	-	27,000

Issuance of common stock for cash at $0.01 per share net of fees and fair value of warrant liability	16,000,000	16,000	-	-	16,000

Cashless exercise of 2,250,000 warrants into common stock net of fees and warrant liability	1,800,000	1,800	(1,800)	-	-

Adjustment resulting from warrant modification	-	-	66,750	-	66,750
Deemed dividends re: induced conversion of warrants	-	-	(66,750)	-	(66,750)

Issuance of common stock for cash at $0.01 shares net of fees and fair value of warrant liability	65,450,000	65,450	-	-	65,450

Cashless exercise of 14,150,000 warrants into common stock	12,270,645	12,271	(12,271)	-	-

Adjustment resulting from warrant modification	-	-	95,550	-	95,550
Deemed dividends re: induced conversion of warrants	-	-	(95,550)	-	(95,550)

Issuance of common stock for cash at $0.01 shares net of fees and fair value of warrant liability	20,000,000	20,000	(20,000)	-	-

Cashless exercise of 12,950,000 warrants into common stock	10,281,053	10,281	(10,281)	-	-

Stock Based Compensation	-	-	60,750	-	60,750

Adjustment resulting from warrant modification	-	-	40,900	-	40,900
Deemed dividends re: induced conversion of warrants	-	-	(40,900)	-	(40,900)

Net Loss	-	-	-	(2,110,274)	(2,110,274)

BALANCE AS OF NOVEMBER 30, 2006	332,226,698	332,227	714,250	(3,185,898)	(2,139,421)

Issuance of common stock for cash at $0.01 shares net of fees and fair value of warrant liability	71,500,000	71,500	(71,500)	-	-

Issuance of common stock for cash at $0.01 per share	3,000,000	3,000	27,000	-	30,000

Stock Based Compensation	-	-	203,086	-	203,086

Net Income	-	-	-	1,200,475	1,200,475

BALANCE AS OF AUGUST 31, 2007	406,726,698	$406,727	$872,836	$(1,985,423)	$(705,860)

The accompanying notes are an integral part of these financial statements.

NANOSENSORS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2007
(Unaudited)

1.	ORGANIZATION:

The Company was incorporated under the laws of the State of Nevada on December 23, 2003 with authorized common stock of 500,000,000 shares at $.001 par value. The Company effected a 10:1 stock split as of January 5, 2006. All share and per share information presented herein for the periods prior to this date have been restated to give effect to this stock split as if the split occurred at the date of inception. During December 2006 the Company increased its authorized common shares from 500,000,000 to 950,000,000.

The Company was organized for the purpose of the development and marketing of sensors to detect explosives, chemicals, and biological agents. To date, the Company has been unsuccessful at advancing its research programs and as a result, effective as of September 12, 2007, subsequent to the balance sheet date, the Company’s board of directors determined to cease further operations pursuant to their business plan and currently the Company has no business operations. Since this date, all of the Company’s scientific staff, consisting of employees and consultants have been eliminated, all of the Company’s research and development activities have been terminated and the Company has terminated all of its license and technical consulting agreements. The Company’s board of directors and management are now focused on redeploying the remaining assets and seek to identify potential business opportunities.

The Company has elected November 30 as its fiscal year end.

2.	GOING CONCERN:

The Company has incurred recurring operating losses in each of the periods since Inception (December 23, 2003) to August 31, 2007 aggregating $1,985,423 and has a working capital deficit of $710,943 as of August 31, 2007. Excluding the income related to the fair value of warrant liability and liability for warrants accounted for as a derivative, the operating loss since inception is $2,787,109 and net working capital deficit of $157,503. The recurring operating losses are due to the Company being in the development stage, and that it has yet to establish commercial operations. The Company has no cash flows from revenues and has been utilizing the proceeds from the sale of its securities primarily on research and development activities and administrative costs.

The Company will need additional capital for its planned activity and for payment of its current liabilities, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon the exercising of outstanding warrants for cash, and the proceeds from additional common stock offerings or debt financings.

The Company expects that its cash used in operations will decrease since the board of directors decided to terminate all research and development activities and is now focused on redeploying the remaining assets (See Note 9). The Company will need to raise additional capital as it looks to identify potential business opportunities. The Company will pursue equity financing alternatives or other financing in order to raise needed funds. There can be no assurance that such funds, if available at all, can be obtained on terms reasonable to the Company. If the Company is unsuccessful in raising additional capital, it will go out of business.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The interim financial information, as of August 31, 2007 and for the nine and three-month periods ended August 31, 2007 and 2006 and for the cumulative period from inception (December 23, 2003) to August 31, 2007, has been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures made are adequate to provide for fair presentation. These financial statements should be read in conjunction with the financial statements and the notes thereto, included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2006, previously filed with the SEC.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of financial position as of August 31, 2007, and results of operations, statement of shareholders’ deficit and cash flows for the nine and three months ended August 31, 2007 and 2006, and for the cumulative period from inception (December 23, 2003) to August 31, 2007 as applicable, have been made. The results of operations for the nine and three months ended August 31, 2007 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Basic and Diluted Net Income (Loss) Per Share

The Company presents “basic” and, if applicable, “diluted” earnings (loss) per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS 128”) and certain other financial accounting pronouncements. Basic earnings (loss) per common share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of warrants, were issued during the period. Outstanding options and warrants held by employees, non-employees and investors are anti-dilutive and therefore excluded from earnings per share and aggregated 279,661,348 and 146,365,000, as of August 31, 2007 and 2006, respectively. All per common share calculations reflect the 10:1 stock split made effective as of January 5, 2006.

Accounting for Warrants and Freestanding Derivative Financial Instruments

The Company evaluates its warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock” (“EITF 00-19”).  If the warrant is determined to be a derivative, the fair value of the warrants is marked-to-market each balance sheet date and recorded as a liability. The change in fair value of the warrants is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under FAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. In the event that the warrants are determined to be equity, no value is assigned for financial reporting purposes.

The valuation of the warrant liability is based on a Black Scholes model, and may vary significantly based on factors such as the exercise price, remaining time left to exercise the warrants, recent volatility (change) in the price of our common stock, risk free interest rate and the market price of our common stock.

In February 2006, the Financial Accounting Standards Board issued SFAS No. 155 - “Accounting for Certain Hybrid Financial Instruments” which amends certain sections of SFAS No. 133. The Company has adopted this standard which did not have a material effect on its financial statements.

Non-employee Compensation

The Company measures compensation expense for its non-employee stock-based compensation under FASB 123 and the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the options and warrants issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured as the value of the options and warrants on the earlier of the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital.

The valuation of the options and warrants is based on a Black Scholes model, and may vary significantly based on factors such as the exercise price, remaining time left to exercise the warrants, recent volatility (change) in the price of our common stock, risk free interest rate and the market price of our common stock on the date of vesting.

Stock Based Compensation: Employees and Directors

Effective March 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123 (Revised 2004), “Share-Based Payment,” (FAS 123R). The fair value of stock options granted is determined using the Black-Scholes option-pricing formula and a single option award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Although the Company’s Board of Directors approved the grant of options to certain employees and directors during the 2006 fiscal year, these awards which totaled 34,621,348 options were granted subject to shareholder approval, which occurred on December 13, 2006 (See Note 4). Accordingly, no options were deemed granted to employees or directors during the year ended November 30, 2006. During the quarter ended August 31, 2007, the Company issued 2,000,000 options to Mr. Robert Coutu who joined the board of directors on July 17, 2007. As of August 31, 2007, the Company has issued a total of 36,621,348 options to officers and directors.

4.	STOCK BASED COMPENSATION:

Accounting for Employee Awards:

On December 13, 2006 the Company’s stockholders’ approved the NanoSensors Equity Incentive Plan (“2006 Equity Incentive Plan”). The 2006 Incentive Plan permits the Company to provide a broad range of stock awards to its employees, directors and consultants. The 2006 Incentive Plan serves as the Company’s primary equity incentive plan for its employees and directors.

The Company accounts for all employee awards in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces SFAS No. 123, Accounting for Stock-Based Compensation ("FAS 123"), and supersedes Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related interpretations. FAS 123(R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company will utilize the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 107, which provides the Staff's views regarding the interaction between FAS 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

Employee and Director Option Grants

During the quarter ended August 31, 2007 the Company issued 2,000,000 options to Mr. Robert Coutu (non-executive director) under its 2006 Equity Incentive Plan. As of the end of the quarter, 25,801,348 options had vested and 10,820,000 remain unvested. In connection with the separation agreement that the Company entered into on September 12, 2007 with Dr. Ted Wong, all of his unvested options accelerated and vested as of August 31, 2007 (See Note 9).

Name	Total Amount	Vested as of August 31, 2007	Unvested as of August 31, 2007

Dr. Ted Wong	18,000,000	18,000,000	—
Joshua Moser	14,200,000	6,380,000	7,820,000
Robert Baron	2,421,348	1,421,348	1,000,000
Robert Coutu	2,000,000	—	2,000,000
Totals	36,621,348	25,801,348	10,820,000

Accounting for Non-employee Awards:

The Company accounts for options and warrants granted to its non-employee consultants using the fair value cost in accordance with FAS 123 and EITF No. 96-18. The adoption of FAS 123(R) and SAB 107 as of March 1, 2006 had no material impact on the accounting for non-employee awards. The Company continues to consider the additional guidance set forth in EITF Issue No. 96-18 ("EITF 96-18"), “Accounting for Equity Instruments That Are Issued to Other Than Employees”.

Stock-based compensation expense related to NanoSensors’ share-based compensation arrangements is being recorded as a component of general and administrative expense and research and development expense in accordance with the guidance of Staff Accounting Bulletin 107, Topic 14, paragraph F, Classification of Compensation Expense Associated with Share-Based Payment Arrangements .

Stock based compensation expense related to employee and non-employee stock options and warrants recognized in the operating results for the three and nine months ended August 31, 2007 and 2006, and for the period from December 23, 2003 (inception), through August 31, 2007 is summarized as follows:

	Inception through	Nine Months Ended August 31,		Three Months Ended August 31,
Stock based compensation expense	August 31,
	2007	2007	2006	2007	2006
Employee - research and development	$0	$0	$0	$0	$0
Non-employee — research and development	0	0	0	0	0
Employee — general and administrative	188,670	188,670	0	91,132	0
Non-employee - general and administrative	53,666	14,416	17,083	3,666	17,083
Total stock based compensation expense	$242,336	203,086	$17,083	$94,798	$17,083

The weighted average fair value of each employee stock option and warrant granted during the nine months ended August 31, 2007 was $0. As of August 31, 2007, there was $82,448 of total unrecognized compensation cost related to non-vested stock options and warrants.  That cost is expected to be recognized over a weighted average period of 8.25 years.

The fair value of options and warrants at the date of grant was estimated using the Black-Scholes option pricing model. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is the contractual term of the options and warrants.

The assumptions made in calculating the fair values of employee and non-employee options and warrants are as follows:

Nine Months Ended August 31, 2007
Expected volatility	168 - 175%
Expected dividend yield	0%
Risk-free interest rate	4.24 - 4.92%
Expected term (in years)	2 - 5

The following table represents all our stock options and warrants granted, exercised, and forfeited during the nine months ended as of August 31, 2007.

Stock Options & Warrants	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at December 1, 2006	160,315,000	$0.031	4.7
Granted	122,421,348	$0.039
Cancelled	-	$0.00
Exercised	(3,000,000)	$0.010
Forfeited/expired	(75,000)	$0.020
Outstanding at August 31, 2007	279,661,348	$0.03	4.53 years	$0

Exercisable at August 31, 2007	265,299,664	$0.03	4.35 years	$0

5.	WARRANT DERIVATIVE LIABILITY:

On December 27, 2006, the Company received the final release of funds ($715,000) that were being held in escrow in connection with its private placement that commenced on May 11, 2006. In total the Company issued an aggregate of 172,950,000 shares of common stock and warrants to purchase 172,950,000 shares of common stock to the investors. In addition, the Company issued 34,590,000 Unit Warrants to the selling agents (which, on a fully-diluted basis, results in the issuance of an aggregate of 69,180,000 shares of common stock upon exercise) and paid commissions to the selling agents of $172,950. The securities issued were offered and sold in reliance upon the exemption from registration set forth in Section 4(2) thereof and Regulation D, promulgated under the Securities Act. The Registrant believes that the investors and the selling agent are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. The resale of the shares of common stock issued in the closing and issuable upon exercise of warrants, are covered by a Registration Statement on Form SB-2, which was declared effective by the Securities and Exchange Commission on December 19, 2006.

The Company has accounted for the warrants issued to the investors and agent as follows: Under provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, an embedded conversion option should be bifurcated and accounted for separately as a derivative instrument, unless the specific requirements for equity classification of the embedded conversion option, as stated in EITF 00-19: Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock (“EITF 00-19”) are met. EITF 00-19 provides that an equity classification is appropriate if the settlement criteria set forth therein for such classification are met and that the additional conditions necessary for equity classification, set forth therein, are also met. Since the liquidated damages under the Registration Rights Agreement could in some cases exceed a reasonable discount for delivering unregistered shares these warrants have been classified as a liability until the earlier of the date the warrants are exercised or expire, as required per paragraphs 14 to 18 of EITF 00-19. Further, in accordance with EITF 00-19, the Company has allocated a portion of the offering proceeds to the warrants based on their fair value.

The Company valued the warrants under the Black Scholes option-pricing model with the following assumptions: an expected life equal to the remaining contractual term of the warrants (four years); no dividends; a risk free rate of 4.24% which equals the five-year yield on Treasury bonds at constant (or fixed) maturity; and volatility ranging between 163% and 168%.

EITF 00-19 requires that the Company revalue the warrants as a derivative instrument periodically to compute the value in connection with changes in the underlying stock price and other assumptions, with the change in value recorded as interest expense or interest income. Upon the earlier of the warrant exercise or the expiration date, the warrant liability will be reclassified into shareholders’ equity. Until that time, the warrant liability will be recorded at fair value based on the methodology described above. Changes in the fair value during each period will be recorded as other income or other expense. Liquidated damages under the registration rights agreement will be expensed as incurred and will be included in non-operating expenses. As of August 31, 2007, the 172,950,000 Investor Warrants and the 69,180,000 Agent Warrants were revalued and the change in the fair value of these warrants from their value as of November 30, 2006 created Other Income of $2,196,260 and Other Expense of $69,180 for the nine and three-month periods ended August 31, 2007, respectively.

6.	RELATED PARTY TRANSACTIONS:

As of the end of the quarter ended August 31, 2007, accounts and advances payable to related parties consist of consulting fees payable to Dr. Ted Wong in the amount of $6,250. The reduction of $6,250 in accounts and advances payable to Dr. Ted Wong from the previous quarter is attributed to the separation agreement that Dr. Wong and the Company entered into subsequent to the quarter ended August 31, 2007. Pursuant to this agreement the Company transferred fixed assets that were valued at $4,653 as of August 31, 2007 (See Note 9).

The remaining portion of this liability of $6,250 was settled in the fourth quarter through the issuance of 1,364,629 restricted shares of common stock under the Company’s 2006 Equity Incentive Plan. See Note 9 for a more detailed description of the terms of the separation agreement.

7.	COMMITMENTS AND CONTINGENCIES:

The following table lists the future payments required on the Company’s commitments for the remaining two quarters of fiscal 2007 and fiscal years ending in 2008 and thereafter:

Obligations	2007	2008	2009
Office Lease	$1,200	$—	$—
Michigan State Technology License	—	10,000	—
Employment Agreements	66,000	156,000	80,000
Technical Advisory Board	22,500	—	—
Accrescent Research	9,000	—	—
Totals	98,700	$166,000	$80,000

With respect to our office lease at 1800 Wyatt Drive, Santa Clara, CA, the Company assigned and transferred this to Dr. Wong (See Note 9). Subsequent to the balance sheet date of August 31, 2007, the Company entered into a month-to-month office lease at 1475 Veterans Boulevard, Redwood City, CA. The monthly rent is $400.

8.	SIGNIFICANT EVENTS:

Extension and Expiration of Letter of Intent for the Acquisition of DKL International, Inc.

On January 31, 2007, the Company entered into a non-binding letter of intent to acquire substantially all of the tangible and intangible assets of privately-held DKL International, Inc. DKL is a provider of passive detection technology and related products to the homeland security, defense, military, law enforcement, security, safety, and rescue markets. The Letter of Intent provided that the Company will pay a purchase price comprised of issuing common stock to DKL International, assuming certain liabilities of DKL International, and making commitments to provide additional capital at closing to fund the operations of DKL. In connection with the execution of the Letter of Intent, the Company provided DKL with an initial bridge loan of $40,000. Although the Company may provide DKL with additional operating funds pursuant to the bridge loan, the Company has no further obligation unless the parties execute a definitive transaction agreement. The full amount of the bridge loan is secured by a lien on DKL’s assets. In the event the acquisition is completed, the bridge loan will be applied to the purchase price. In the event that the Acquisition does not close as a result of DKL or the Company terminating the Letter of Intent, the bridge loan shall convert into a two-year loan maturing on the second anniversary date of the last advance of the bridge loan and will bear interest at a rate of 10% per annum , payable semi-annually, together with principal payments of $25,000 and a balloon payment of the remaining principal and interest due at the end of the two years.

On June 20, 2007, the Company entered into an agreement with DKL International, Inc., to extend the duration of the Letter of Intent through August 31, 2007 for the acquisition by the Company of DKL International, Inc. Due to the Company’s decision to cease its current business operations, the Company’s board of directors decided that it was in the best interests of the Company’s shareholders to allow this letter of intent to expire (See Note 9). Accordingly, the bridge loan of $40,000 is recorded as a current asset on the balance sheet as of August 31, 2007.

New Director

Effective July 17, 2007, the Board of Directors increased the Board size to three members and elected Mr. Robert Coutu as a non-executive director.

9.	SUBSEQUENT EVENTS:

Cessation of Operations.

On August 16, 2007, the board of directors convened a special meeting to discuss the termination of the Company’s employment relationship with Dr. Ted Wong (Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board), and the termination of the technical advisory board, license agreements with Michigan State University and Pohang University, and certain other consulting agreements. On September 12, 2007, the Company’s board of directors took the following actions: (1) approving the separation agreement entered into between the Company and Dr. Wong, (2) the dissolution of the Technical Advisory Board, (3) the termination of the consulting agreements with the members of the Technical Advisory Board; and (4) the appointment of the Messrs. Baron and Moser as the Company’s new interim Chief Executive and interim Chief Financial Officers, respectively. Thereafter, the Company provided notice of termination to its consultants and licensors on September 12, 2007 and these agreements will terminate in between 60 and 360 days from the date of the notice, in accordance with their terms. Also, our non-binding letter of intent with DKL International, Inc. expired on August 31, 2007 (See Note 8).

In addition, on September 9, 2007, the Company entered into a separation agreement with Dr. Wong, the Company’s Chief Executive Officer, President, Chief Financial Officer and Chairman of its board of directors. Pursuant to the separation agreement, Dr. Wong agreed to resign from all positions with the Company, including as a member of the board of directors effective as of August 31, 2007. Pursuant to the separation agreement the Company entered into with Dr. Wong, we agreed to pay or provide him with the following: (a) a severance payment equal to six months of his base salary, which amount shall equal $72,000, payable in accordance with the Company’s regularly scheduled pay dates for employees, (b) an additional amount of $5,125 for unused vacation benefits, (c) a restricted stock award of 1,364,629 shares of common stock under our 2006 Equity Incentive Plan and fixed assets for the settlement of a liability that totaled $12,500 (See Note 6), and (d) the accelerated vesting of all options granted to him under our 2006 Equity Compensation Plan, along with the continuation of the exercise period for the duration of the original term of such options. In consideration of the foregoing, Dr. Wong provided the Company with a general release and agreed to comply with the restrictive covenants of his employment agreement (dated August 3, 2006), subject to a modification of the covenant against competition. However, in the event the Company elects to commence an action against Dr. Wong, he will thereafter have the option to repay the severance amounts provided him and void the general release.

In light of the departure of Dr. Wong, the Company appointed Mr. Robert A. Baron, a director, to serve as its interim Chief Executive Officer and President and Chairman of the board of directors and also appointed Mr. Joshua Moser, the Company’s Chief Operating Officer to also serve as interim Chief Financial Officer. The compensation arrangement the Company agreed to in connection with Mr. Baron’s appointment as an officer of the Company is described below under the caption “Executive Compensation.” Mr. Moser will assume the additional responsibilities as the Company’s interim Chief Financial Officer without any modifications to his current employment arrangement.

Furthermore, on September 12, 2007, the Company’s board of directors voted to terminate current operations and to utilize its corporate assets as a vehicle for the acquisition of an operating business. The Company will not be limited to any particular industry or geographic location in its efforts to identify prospective target businesses.

Executive Compensation

On September 12, 2007, the Company appointed Mr. Robert A. Baron, one of our directors, as interim Chief Executive Officer and President and as Chairman of the Company’s board of directors. Although the Company has not entered into a written agreement with Mr. Baron, the Company has agreed to provide Mr. Baron with additional compensation in consideration of his agreement to serve in these capacities. Specifically, the Company agreed to pay Mr. Baron a salary at the rate of $15,000 per annum during his service in this capacity. In addition, the Company granted Mr. Baron a restricted stock award of 3,731,343 shares of common stock under its 2006 Equity Incentive Plan which will be recorded as additional compensation in the subsequent period. These shares were granted as fully vested and are not subject to forfeiture upon the termination of his employment.

Assignment and Transfer of Office Lease

On September 7, 2007, the Company transferred its office lease at 1800 Wyatt Drive, Santa Clara, CA to Dr. Ted Wong, and entered into a month-to-month office lease at 1475 Veterans Boulevard, Redwood City, CA. The monthly rent is $400.

CUCHULAINN HOLDINGS, INC.

Board of Directors and Stockholders of
Cuchulainn Holdings, Inc.
Apartado, Panama

We have audited the accompanying balance sheets of Cuchulainn holdings, Inc. (a development stage company) as of November 30, 2007, and the related statements of operations, shareholders’ equity and cash flows for the year then ended and for the cumulative period from inception (July 5, 2007) to November 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cuchulainn Holdings, Inc. at November 30, 2007 and the results of its operations and its cash flows for the year then ended and for the cumulative period from inception (July 5, 2007) to November 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company expects recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Tile & Asociados
Tile & Asociados

Republic of Panama
January 18, 2008

CUCHULAINN HOLDINGS, INC.
(A Development Stage Company)
BALANCE SHEET

Noviembre 30, 2007

ASSETS

CURRENT ASSETS:
Cash	$564,996
Cash held in escrow	-
Notes receivable	-
Other current assets	-

TOTAL CURRENT ASSETS	564,996

PROPERTY AND EQUIPMENT - net of accumulated depreciation	-
-
OTHER ASSETS:
Deposit and other assets - net of amortization	-

TOTAL ASSETS	$564,996

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$-
Accounts payable - related party	-
Derivative liability from warrants issues	-
Accrued employee benefits	-
Client escrow funds	-

TOTAL CURRENT LIABILITIES	-

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT:
Common stock, $.0005 par value; 20,000,000 shares authorized; 17,700,000 shares issued and outstanding in 2007	8,850
Additional paid-in capital	561,200
Deficit accumulated during the development stage	(5,054)

564,996

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	564,996

The accompanying notes are an integral part of these Financial Statements

CUCHULAINN HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

Period from Inception (July 5, 2007) to Noviembre 30, 2007

NET SALES	$-

COSTS AND EXPENSES
General and administrative expense	5,750
Research and development	-
Depreciation and amortization	-
Write-off of licenses	-

TOTAL COSTS AND EXPENSES	5,750

LOSS FROM OPERATIONS	(5,750)

OTHER INCOME (EXPENSE)
Write-off of acquisition cost	-
Income (expense) related to fair value of warrant liability	-
Interest expense	-
Interest income	696
INCOME (LOSS) BEFORE INCOME TAXES	(5,054)

Provision (credit) for income taxes	-

NET INCOME (LOSS)	$(5,054)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	13,556,667

The accompanying notes are an integral part of these Financial Statements

CUCHULAINN HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

Period from Inception (July 5, 2007) to Noviembre 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(5,054)
Adjustments to reconcile net income (loss) to net cash utilized in operating activities:
Depreciation and amortization	-
Stock based compensation for services	5,750
Expenses (income) related to fair value of warrant liability	-
Change in operating assets and operating liabilities:
Prepaid expenses and other assets	-
Accrued employee benefits	-
Accounts payable and accrued expenses	-
Net cash used by operating activities	696
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-
Proceeds from return of equipment	-
Purchase of license	-
Deposit and other deferred costs	-
Notes receivable	-
Net cash used in investment activities	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock and warrants	564,300
Net cash provided by financing activities	564,300

NET INCREASE (DECREASE) IN CASH	564,996
Cash at beginning of period	-

CASH AT END OF PERIOD	564,996

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	-

NON CASH FLOWS FROM OPERATING & FINANCING ACTIVITIES:
Issuance of 11,500,000 common shares for services	-
Cashless exercise of warrants into common stock	-
Warrants issued recorded as liability	-
Dividend expenses on induced conversion of warrants	-
Release of escrow funds and related liability	-
Transfer of fixed assets in payment of liability	-

The accompanying notes are an integral part of these Financial Statements

CUCHULAINN HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS’ DEFICIT

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
BALANCE AT July 5, 2007 (INCEPTION)		$-	$-	$-	$-

Issuance of Common Stock for services and expenses at $0.0005	11,500,000	5,750	-	-	5,750

Issuance of Common Stock at $0.10 net of fees	6,200,000	3,100	561,200	-	564,300

Net Income				(5,054)	(5,054)

BALANCE AS OF NOVEMBER 30, 2007	17,700,000	$8,850	$561,200	(5,054)	$564,996

The accompanying notes are an integral part of these Financial Statements

CUCHULAINN HOLDINGS, INC.
Weighted Average Shares Outstanding
For period July 5, 2007 - November 30, 2007

Date of issue	Number of Units	Number of Shares	Number of Days Outstanding	Extension: Days X Shares
10/31/07		11,500,000	30	345,000,000
11/20/07		6,200,000	10	62,000,000
				-
				-

Total		17,700,000		407,000,000

Weighted average of new stock issued outstanding (total extended shares divided by 30 days)				13,566,667

Shares outstanding for the whole period				17,700,000
Options outstanding at beginning of period				-

Total weighted average shares outstanding - basic				31,266,667

CUCHULAINN HOLDINGS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2007

1.	ORGANIZATION:

Cuchulainn Holdings (the “Company”) was incorporated under the laws of the Republic of Panama on July 5, 2007 with authorized common stock of 100 shares of common stock at $1.00 par value per share. On October 31, 2007, the Company amended its articles of incorporation to provide for 20,000,000 shares of common stock at $0.0005 par value per share.

The Company was organized for the purpose of operating an online-based video console game wagering service (the “Service”). The Service enables gamers to compete against other gamers and to place wagers on the outcomes of their games. The outcome of the game play will be determined predominately upon the skill of the individual participant. The Service will cater to an international community of gamers that plays video games and places wagers online.

The Company has elected November 30 as its fiscal year end.

2.	GOING CONCERN:

The Company is in the development stage and expects to have recurring operating losses for the foreseeable future. The recurring operating losses will be due to the Company being in the development stage, and that is has yet to establish commercial operations. The Company has no cash flows from revenues, and has been utilizing the proceeds from the sale of its securities on research and development activities and administrative costs.

The Company will need additional capital for its future planned activity, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon sales, the exercising of outstanding warrants, and the proceeds from additional common stock offerings or debt financings. The net proceeds from these sources are expected to meet the Company’s needs for the coming year.

If the Company does not obtain additional capital from these sources, other funds will be needed in order for the Company to operate its Service. If additional funds are required earlier than anticipated there can be no assurance that the Company will be able to obtain such funds from financial institutions, the exercise of the warrants, and otherwise on a basis deemed acceptable.

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3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company has devoted substantially all of its efforts to business planning, acquiring a license agreement and raising capital.

Income (Loss) Per Share

The Company presents basic and diluted earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS 128”). Basic earnings per common share are calculated by dividing net income by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of warrants, were issued during the period. Due to a net loss for the period presented, the effect of warrants in the calculation of diluted loss per share is anti-dilutive and has been excluded. Outstanding warrants as of November 30, 2007, were 6,200,000, which are convertible into 3,100,000 shares of common stock.

Financial and Concentrations Risk - Cash and Cash Equivalents

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash. Cash balances are maintained in an account at a Panamanian bank. Neither the government of Panama or Panamanian banks provided deposit insurance. The Company believes that the bank where its funds are deposited is well managed and that it has little likelihood of failure.

Income Taxes

The Company has earned no income and, owing to the Merger, will not be required under Panamanian law to file an income tax return. Accordingly, management has adopted no policy respecting accounting for income-tax purposes, including policies relating to accounting for internal use software costs, start-up costs and advertising.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were used in preparing these financial statements, but are not expected to be material.

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Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of Cuchulainn.

Accounting for Warrants and Freestanding Derivative Financial Instruments

The Company evaluates its warrants and other contracts to determine id those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). If the warrant is determined to be a derivative, the fair value of the warrants is marked-to-market each balance sheet date and recorded as a liability. The change in fair value of the warrants is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under FAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. In the event that the warrants are determined to be equity, no value is assigned for financial reporting purposes.

4.	SHAREHOLDERS’ EQUITY

The following table is a summary of common stock and warrants to purchase common stock issued from inception. As of the period ending November 30, 2007, the Company had 17,700,000 shares outstanding.

	Common Shares	Common Shares Issuable for Warrants Issued	Reference
Issued during the Period from Inception to November 30, 2007

Issuance of common stock for services	11,500,000	-	(1)

Issuance of common stock for cash at $0.10 per share - net of fees	6,200,000	3,100,000	(2)

Total issuances as of November 30, 2007	17,700,000	3,100,000

(1) On October 31, 2007 the Company issued 11,500,000 shares of its common stock for formation and organizational costs to Speculum Corporation. These costs totaled $5,750 and were expensed in the Statement of Operations for the period ended November 30, 2007.
(2) On November 20, 2007, the Company consummated a private placement under which it issued an additional 6,200,000 shares of common stock and warrants to purchase 3,100,000 shares of common stock (exercisable at $1.00 per share) for $620,000. The terms and conditions related to this offering are summarized in Footnote 5 (Private Placement).

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5.	PRIVATE PLACEMENT:

The Company consummated a private offering (the “Offering”) of 6,200,000 units of its securities (“Units”), at a price of $0.10 per Unit for gross proceeds of $620,000. Each Unit consisted of one share of Common Stock and a warrant to purchase one-half, or 50%, of a share of Common Stock. The warrants (the “Warrants”) are exercisable for a period of five years at a purchase price of $1.00 per share of Common Stock. The Offering was made only to accredited investors, as defined under Regulation D, Rule 501(a), and non-U.S. persons, as defined under Regulation S, each as promulgated by the SEC under the Securities Act.

Upon the completion of the Offering, the Company paid Meyers Associates, L.P., an NASD Broker-Dealer, an advisory fee of $55,500 (the “Advisory Fee”) in connection with services provided by Meyers Associates, L.P. with respect to the Offering, which is inclusive of all costs associated with this placement, including the legal and blue sky fees for this Offering.

After paying all fees and expenses associated with this Offering, the Company received net proceeds of $564,300.

The Registration Rights Agreement does not provide the investors in this Offering with any liquidated damages if the Company fails to file a Registration Statement with the Securities and Exchange Commission (“SEC”). The Company is only required to use its reasonable efforts to file a Registration Statement with the SEC. No value has been assigned for financial reporting purposes to the Warrants issued in this offering because they were determined to be equity.

6.	COMMITMENTS AND CONTINGENCIES:

License Agreement

On November 3, 2007, the Company entered into a license agreement (the “License Agreement”) with Plus 44 Holdings, Inc. (“Plus 44”), under which Plus 44 has granted to the Company licenses and sublicenses to use certain internet gaming software products and related gaming services in connection with the establishment and operation of an internet-based gaming facility and will provide (through itself or third parties) internet gaming services.

The License Agreement provides for a royalty payment of at least $20,000 per month after the “Go-Live Date,” which was estimated to be sometime in the second quarter of 2008, in respect of licensed gaming products, for website hosting fees at 10% above cost, for website development fees at Plus 44’s standard rates and for fees for transaction processing services, customer service and risk management as set forth in the License Agreement.

7.	SUBSEQUENT EVENT:

Merger Agreement with NanoSensors, Inc.

The Company entered into an Agreement and Plan of Merger, dated as of November 27, 2007, by and among NanoSensors, Inc., a Nevada corporation (“NanoSensors”), Cuchulainn Acquisition Inc. (“Acquisition”), a Panamanian corporation and the wholly-owned subsidiary of NanoSensors, and the Company. On January 16, 2008, NanoSensors, Acquisition and Cuchulainn entered into an amendment of the Agreement and Plan of Merger. The Agreement and Plan of Merger, as so amended is called the “Merger Agreement.” Pursuant to the Merger Agreement, after all closing conditions were satisfied or waived, the Company was merged with and into Acquisition, with Acquisition as the surviving entity, on January 17, 2008 (the “Closing Date”). This merger is referred to as the “Merger.” As a result of the Merger, Acquisition has acquired a license agreement, other intellectual property and cash owned by Cuchulainn and NanoSensors will continue to develop the business of Cuchulainn.

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Pursuant to the Merger Agreement, each outstanding share of the Company will be exchanged for .000565 share of NanoSensors (“NanoSensors Preferred Shares”), a new series of its preferred stock, which will vote on an “as converted” basis together with issued and outstanding shares of NanoSensors Common Stock. Each NanoSensors Preferred Share for voting purposes will be equal to, and will be converted into, 199,604.068 shares of NanoSensors Common Stock.

$50,000 Senior Promissory Note to NanoSensors

On or around December 12, 2007, Cuchulainn loaned NanoSensors $50,000. Upon the closing of the Merger, all amounts outstanding (including interest) under the Senior Promissory Note were forgiven.

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